UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant To §240.14a-12

ARROWHEAD PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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arrowhead pharmaceuticals

2022

Notice of Annual Meeting and

Proxy Statement

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, March 17, 2022

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. Stockholders of record are urged to vote via the Internet or telephone as instructed, or if you are voting by mail, to mark, sign and date and promptly return the proxy in the postage-prepaid return envelope provided.

Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, March 17, 2022:

You may access the following proxy materials at
www.proxyvote.com before the meeting and www.virtualshareholdermeeting.com/ARWR2022 during the meeting.

•  Notice of the 2022 Annual Meeting of Stockholders;

•  Company’s 2022 Proxy Statement;

•  Company’s Annual Report on Form 10-K for the year ended September 30, 2021; and

•  Form of Proxy Card

TO THE STOCKHOLDERS OF ARROWHEAD PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Arrowhead Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Thursday, March 17, 2022, at 10:00 a.m., Pacific time (the “Annual Meeting”). This year’s meeting will be a completely “virtual” meeting of stockholders. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARWR2022. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com. The Annual Meeting will be held for the purpose of considering and voting upon the following proposals, as more fully described in the accompanying Proxy Statement:

1.  To elect the seven directors named in the Proxy Statement to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

2.  To conduct an advisory (non-binding) vote to approve executive compensation;

3.  To approve the Arrowhead Pharmaceuticals, Inc. Non-Employee Director Compensation Plan;

4.  To ratify the selection of Rose, Snyder & Jacobs LLP as independent auditors of the Company for the fiscal year ending September 30, 2022; and

5.  To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Proposal No. 1 relates solely to the election of the seven directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

All stockholders of record are cordially invited to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARWR2022. Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12:00 p.m., Pacific time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at ir.arrowheadpharma.com.

If you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. To ensure your representation at the meeting, you are urged to vote via the Internet or telephone as instructed in the Notice of Internet Availability, or to mark, sign, date and return the proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote at the Annual Meeting even if such stockholder has previously returned a proxy.

/s/ Patrick O’Brien Patrick O’Brien Secretary	Pasadena, California January 26, 2022

Arrowhead Pharmaceuticals, Inc.    ●    177 E. Colorado Blvd., Suite 700    ●    Pasadena, California 91105

2022 PROXY STATEMENT    Table of Contents

2022 PROXY STATEMENT    General Information Concerning Solicitation and Voting

ARROWHEAD PHARMACEUTICALS, INC.

177 E. Colorado Blvd., Suite 700

Pasadena, California 91105

(626) 304-3400

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, March 17, 2022

General Information Concerning Solicitation and Voting

The enclosed Proxy is solicited on behalf of Arrowhead Pharmaceuticals, Inc. (the “Company” or “Arrowhead”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, March 17, 2022 at 10:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This year’s meeting will be a completely “virtual” meeting of stockholders. If you were a stockholder as of the close of business on the Record Date (as defined below), you can attend the Annual Meeting online, vote your shares electronically, and submit your questions and view our list of stockholders as of the Record Date during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/ARWR2022. You will need to have your 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

By hosting the Annual Meeting virtually, we believe we are able to expand access, improve communication and lower costs while reducing the environmental impact of the meeting. This approach also provides for the health and safety of our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus (“COVID-19”) pandemic.

The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about January 26, 2022 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.

Record Date

Only holders of record of our common stock at the close of business on January 21, 2022 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 105,448,417 shares of common stock (“Common Stock”).

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2022 PROXY STATEMENT    General Information Concerning Solicitation and Voting

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting electronically. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Voting and Solicitation

Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. Stockholders do not have the right to cumulate their votes in the election of directors. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR the Proposals 1, 2, 3 and 4 and submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors (the “Board”).

If you will not be able to attend the Annual Meeting to vote, you may vote your shares via the Internet or by telephone or by mail as set forth in the Notice.

The Company has engaged a proxy solicitor, Alliance Advisors, LLC, to encourage voting by our stockholders. It is estimated that the total cost for the solicitation campaign will be approximately $10,000. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the costs of solicitation. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum with respect to such matter. For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). In accordance with the rules of the New York Stock Exchange, banks, brokerage firms and other nominees who hold Arrowhead shares in street name for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting; the effect of abstentions and broker non-votes on the proposals presented herein is discussed below.

With regard to the election of directors, votes may be cast “FOR,” “AGAINST” or “ABSTAIN” for each director nominee. Because directors are elected by a majority of votes cast in an uncontested election, abstentions from voting and broker non-votes will be excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving more “FOR” votes than “AGAINST” votes will be elected. Abstentions and broker non-votes will be excluded from the vote and will have no effect on its outcome. Because Proposal Nos. 2, 3 and 4 must be approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon and present in person or by proxy at the Annual Meeting (the “Required Vote”), abstentions will be counted in tabulations of the votes cast on each such proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be excluded from the vote and will have no effect on its outcome.

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2022 PROXY STATEMENT    General Information Concerning Solicitation and Voting

Deadline for Receipt of Stockholder Proposals

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who intends to present a proposal at the Company’s 2023 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Arrowhead Pharmaceuticals, Inc., 177 E. Colorado Blvd., Suite 700, Pasadena, CA 91105, not later than our close of business (5:00 p.m. Pacific Time) on September 28, 2022, in order to be considered for inclusion in our proxy materials for that meeting; provided, however, that if the Company’s 2023 Annual Meeting of Stockholders is held before February 15, 2023 or after April 16, 2023, you must provide specified information to us a reasonable time before we begin to print and send our proxy statement for our 2023 Annual Meeting. Proposals received after the specified dates may be excluded from the Company’s proxy statement.

Additionally, our Amended and Restated Bylaws (“Bylaws”) provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between 90 and 120 days prior to the one-year anniversary of the date of the 2022 Annual Meeting (between November 17, 2022 and December 17, 2022); provided, however, that if the 2023 Annual Meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2022 Annual Meeting, then stockholders must provide notice within time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

Proposal One — Election of Directors

The Board has nominated the following seven persons as directors to serve until the 2023 Annual Meeting or until their successors have been duly elected. Each of the nominees is currently a director of Arrowhead.

None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company. The nominees receiving more “FOR” votes than “AGAINST” votes at the Annual Meeting will be elected to the seven director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. Under Delaware law, a director not receiving a majority of votes cast in an uncontested election would continue to serve as a director as a “holdover director” until the director resigns or is replaced. Under the Company’s director resignation policy, a director who is not reelected by a majority of the votes cast in an uncontested election will be required to tender his or her resignation to the Board, and the Board will then decide whether to accept or reject the resignation, or whether other action is required. Although we have no reason to believe this will occur, if any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy or, alternatively, the Board may reduce its size. The table below sets forth, with respect to each nominee for election, the nominee’s age and current position with Arrowhead. The director nominees have indicated that they are willing and able to serve as directors. However, if any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Nominees for Election as Directors. The Board unanimously adopted a resolution proposing the nominees set forth below for election as Directors of the Company for the next year.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Douglass Given, MD Board Chair
Age: 69 Director since: 2010 Serves on: • Nomination Committee • Science Committee

Experience and Expertise

Dr. Given is Board Chair. He has been a director of the Company since 2010. Doug is Managing Partner at Health2047 Capital Partners LLC, a healthcare-focused venture capital firm. He served as Health2047 Inc.’s Chief Executive from its founding in August of 2015 until January 2018. Previously, Doug spent more than a decade in venture capital as an Investment Partner and General Partner at life sciences investor Bay City Capital LLC participating in five sequential life sciences general funds and two sector-specific funds; he was associated with the partnership from 1999 to 2015. A physician and medical scientist by background, Doug has been a global corporate and operating executive at Lilly, Monsanto, Schering Plough and Mallinckrodt and a serial entrepreneur, as well as a venture capitalist. In addition to a number of private companies, he led three public biotechnology and biopharmaceutical companies as CEO.

Dr. Given has served on more than 20 public and private boards. He is currently a Director at Health2047 Inc., Board Chair at Akiri Inc., Managing Partner at G5 Partners LLC, and serves on the board at First Mile Care Inc. and Vivaldi Biosciences Inc. He serves on advisory boards at the University of Chicago Medicine, Johns Hopkins Bloomberg School of Public Health, Stanford Medicine, Stanford Institute for Economic Policy Research (SIEPR), and The Houston Methodist Research Institute.

Qualifications

Dr. Given’s qualifications to serve on the Board include his extensive experience as a physician scientist, in finance and business transactions, particularly investments in the life sciences industry, as well as directorship roles in biopharmaceutical companies. Dr. Given also has had significant leadership roles, including CEO of several biotech companies and Senior Vice President, at several large pharmaceutical companies.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

Michael S. Perry, DVM Independent Lead Director
Age: 62 Director since: 2011 Serves on: • Audit Committee • Compensation Committee • Nominating Committee Other Public Company Boards: • Avita Medical, Inc.

Experience and Expertise

Dr. Perry has been Chief Executive Officer and President of Avita Medical, Inc., a regenerative medicine company based in Valencia, CA (ASX: AVH and NASDAQ: RCEL), since 2017, and is also currently Managing Director of Bioscience Managers, a global Venture Capital firm. From 2014 – 2017, Dr. Perry served as Chief Scientific Officer of Novartis’ Cell and Gene Therapy Unit, and from 2012 – 2014 he served as Vice President and Global Head of Stem Cell Therapy for Novartis Pharmaceuticals Corp, a US affiliate of Switzerland-based Novartis AG, a global pharmaceutical company. Dr. Perry is a former member of the board of directors of Ampliphi Bioscience Corp and Gamida Cell Ltd. Dr. Perry has previously served as the Global Head of R&D at Baxter Healthcare, President and CEO of Cell & Gene Therapy at Novartis affiliates Systemix Inc. and Genetic Therapy, Inc., VP Regulatory Affairs at Novartis and Sandoz Pharmaceuticals Corp. and Syntex Corp, Director of Regulatory Affairs at Schering-Plough Corporation, and Board Chair, CEO or CMO at several early stage biotech companies. He also previously served as a Venture Partner with Bay City Capital, LLC, based in San Francisco, California. Dr. Perry holds a Doctor of Veterinary Medicine, a PhD in Biomedical Pharmacology, and a B.Sc. in Physics from the University of Guelph, Ontario, Canada. He is a graduate of the International Advanced Management Program at Harvard Business School.

Qualifications

Dr. Perry’s qualifications to serve on the board include his medical expertise and his extensive experience in preclinical and clinical drug development, including executive level leadership roles and directorships in several publicly held biotech companies.

Christopher Anzalone, PhD Chief Executive Officer, President & Director
Age: 52 Director since: 2007

Experience & Expertise

Dr. Anzalone has been President, Chief Executive Officer and Director of the Company since December 1, 2007 and has led the Company’s business and technical development since then. Prior to joining Arrowhead, Dr. Anzalone formed and served as CEO of the Benet Group LLC, a private equity firm focused on creating and building new nano-biotechnology companies from university-generated science. Prior to his tenure at the Benet Group, from 1999 until 2003, he was a partner at the Washington, DC-based private equity firm Galway Partners, LLC, where he was responsible for sourcing, structuring and building new business ventures. Dr. Anzalone holds a PhD. in Biology from UCLA and a B.A. in Government from Lawrence University.

Qualifications

Dr. Anzalone’s qualifications to serve on the Board include his deep understanding of the business through his role as Chief Executive Officer; in addition, Dr. Anzalone has extensive experience in business development, biotechnology, drug development, company-building and venture capital.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

Marianne De Backer, PhD, MBA Independent Director
Age: 53 Director since: 2019 Serves on: • Nominating Committee (Chair) • Audit Committee • Compensation Committee • Science Committee Other Public Company Boards: • Kronos Bio, Inc.

Experience & Expertise

Dr. De Backer brings over 25 years of experience in healthcare, biotechnology, innovation, strategy, business and corporate development. She has served as member of the Executive Committee, Executive Vice President and Head of Strategy, Business Development and Licensing, and Open Innovation of the pharmaceuticals division of Bayer AG (BAYRY) since 2019. She is also on the board of directors of Kronos Bio (NASDAQ: KRON), Gladstone Foundation and as an advisory member on the Stanford-Bayer Digital advisory board. Previously, from 1991 through 2018, she was at Johnson & Johnson where she most recently held global Business and Corporate Development roles including the position of Vice President of M&A Operations and Divestitures globally for the Pharmaceuticals Group and head of Infectious Diseases & Vaccines Business Development. Prior to that she led a commercial business unit in Europe as well as drug discovery research in both Europe and the United States. Dr. De Backer holds an MBA from Erasmus University Rotterdam, a Master’s degree in Molecular Biology and Biotechnology from Vrije Universiteit Brussels, and a Master’s degree in Engineering and a PhD in Biotechnology from Ghent University.

Qualifications:

Dr. De Backer’s qualifications to serve on the Board include her extensive background in the biopharmaceutical industry, her scientific, drug development, and pharmaceutical transaction experience, as well as her executive leadership experience.

Mauro Ferrari, PhD Independent Director
Age: 62 Director since: 2010 Serves on: • Science Committee (Co-Chair) • Compensation Committee • Nominating Committee

Experience & Expertise

Dr. Ferrari currently serves as Affiliate Professor of Pharmaceutics at the University of Washington in Seattle, WA and CEO of BREYT Pharmaceutics in Menlo Park, CA. From 2010 to 2019, Dr. Ferrari was President and CEO of The Houston Methodist Hospital Research Institute (TMHRI), Executive Vice President of Houston Methodist Hospital and Senior Associate Dean of Weill Cornell Medical College in New York. He also served as President of the European Research Council. Dr. Ferrari is an internationally recognized expert in nanomedicine and biomedical nanotechnology. Dr. Ferrari was formerly Professor and served as chair of The Department of NanoMedicine and Biomedical Engineering at The University of Texas Health Science Center at Houston, Professor of Experimental Therapeutics at the MD Anderson Cancer Center, Adjunct Professor of Bioengineering at Rice University, and Adjunct Professor of Biomedical Engineering at the University of Texas in Austin. His previous academic appointments include tenured professorships at his graduate Alma Mater UC Berkeley, and The Ohio State University. From 2003 to 2005, Dr. Ferrari served as Special Expert on Nanotechnology and Eminent Scholar at The National Cancer Institute.

Qualifications:

Dr. Ferrari’s qualifications to serve on the Board include his extensive training and experience in the fields of nanotechnology, biotechnology and biomedical applications. Dr. Ferrari has significant technical training, several academic appointments, over 500 published articles, over 30 issued patents and is the recipient of most prestigious academic awards in nanomedicine and drug delivery technology. Additionally, Dr. Ferrari has extensive experience in developmental stage organizations having founded several startup companies.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

Adeoye Olukotun, MD, MPH Independent Director

Age: 77

Director since: 2020

Serves on:

•  Science Committee (Co-Chair)

•  Audit Committee

•  Compensation Committee

•  Nominating Committee

Other Public Company Boards:

•  Tonix Pharmaceuticals Holding Corp.

Experience & Expertise

Dr. Olukotun is a Mayo Clinic trained cardiologist who has served as Chief Executive Officer of CR Strategies, LLC, which consults on clinical trial design and FDA strategy for pharmaceutical development , since 2001. Dr. Olukotun currently serves on the board of directors of Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP), a clinical-stage biopharmaceuticals company. He served as CEO of Epigen Pharmaceuticals, Inc., a discovery phase biotechnology company, from 2014 to 2017, and Vice Board Chair of CardioVax, Inc., a clinical-stage biopharmaceutical company, from 2012 to 2016. He spent the first 20 years of his career in roles of increasing responsibility in clinical development, including multiple product approvals, at Pfizer, Bristol-Myers Squibb, and Mallinckrodt. He has over 35 years of experience in the pharmaceutical industry and has been instrumental in the approval and success of numerous cardiology and metabolic medicines, including the first daily beta blocker and the first approved ACE inhibitor, among others. Dr. Olukotun received his Medical Doctor degree from the Albert Einstein College of Medicine in New York, and a Masters in Public Health from Harvard University School of Public Health.

Qualifications

Dr. Olukotun’s qualifications to serve on the Board include his extensive background in biopharmaceutical development, particularly in the cardiometabolic field, his scientific and public health expertise, and his board and executive leadership experience.

William Waddill Independent Director

Age: 64

Director since: 2018

Serves on:

•  Audit Committee (Chair)

•  Compensation Committee (Chair)

•  Nominating Committee

Other Public Company Boards:

•  Protagonist Therapeutics, Inc.

•  Annexon Biosciences

Experience & Expertise

Mr. Waddill began his career 35 years ago in commercial banking and public accounting and has been in the biotechnology industry for over 30 years. He currently serves on the boards of Protagonist Therapeutics and Annexon Biosciences, both clinical-stage biopharmaceutical companies. Mr. Waddill was Senior Vice President and CFO of Calithera Bioscience, from 2014 to 2016 and Senior Vice President and CFO at OncoMed Pharmaceuticals from 2007 to 2014, both of which are public clinical-stage biopharmaceutical companies. Priorto that, he served as the Senior Vice President and CFO of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. Before joining Ilypsa, he served as the founder and principal at Square One Finance, a financial consulting business. Mr. Waddill received a BS in accounting from the University of Illinois, Chicago, and certification as a public accountant (inactive) after working at PriceWaterhouseCoopers and Deloitte in Boston.

Qualifications

Mr. Waddill’s qualifications to serve on the Board include his extensive background in the biopharma industry, his financial and audit expertise, executive leadership roles and experience as a director of other public companies.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

Board Composition and Nominating Process

The Nominating Committee of the Board annually considers the size, composition and needs of the Board and, as appropriate, recommends the nominees for directors to the Board for approval. The Committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are general criteria for the evaluation of current and proposed directors:

•	The highest ethical character and shared values with our Code of Corporate Conduct

•	Reputation, both personal and professional, consistent with our image and reputation

•	Accomplishment within candidate’s field, with superior credentials and recognition

•	Relevant expertise and experience and the ability to offer advice and guidance to the Chief Executive Officer based on such expertise and experience

•	Independence, without the appearance of any conflict in serving as a Director, and independence of any particular constituency with the ability to represent all stockholders

•	Ability to exercise sound business judgment

•	Diversity, reflecting differences in skills, regional and industry experience, backgrounds, ages, and other unique characteristics, such as race, gender and ethnicity

The Committee believes that the Board should represent a diverse mix of skills, regional and industry experience, backgrounds, ages and other unique characteristics, such as race, gender and ethnicity. In furtherance of this goal, the Committee is committed to actively seeking out highly qualified diverse candidates (including women and minority candidates) to include in the pool from which Board nominees are chosen, referred to by some as the “Rooney Rule.”

Currently, one of the Company’s directors self-identifies as Black and one is a woman. These are the Board’s two most recent additions, demonstrating the Board’s commitment to diversify as it matures. Listed below is a board diversity matrix chart pursuant to the NASDAQ Board Diversity rules.

Board Diversity Matrix (As of December 31, 2021)

Total Number of Directors	#

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	1	6	0	0

Part II: Demographic Background

African American or Black	0	1	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	1	5	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

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2022 PROXY STATEMENT    Proposal One — Election of Directors

Additionally, the Committee considers the mix of skills and experience among current and prospective directors with a goal of assembling a Board with complementary skills for the benefit of the Company. Listed below are selected key contributions of each current board member. The table is not intended to be an exhaustive summary of all the contributions of each board member.

Expertise	Given	Perry	Anzalone	De Backer	Ferrari	Olukotun	Waddill	Director Tenure
Biopharma Research & Development	X	X	X	X	X	X
Healthcare	X	X		X	X	X
Drug Development	X	X	X	X	X	X
Executive Leadership	X	X	X	X	X	X	X
Public Company Governance	X	X	X	X		X	X
Accounting/Audit							X
Capital Markets	X	X	X	X			X
Commercial	X	X		X		X	X

Corporate Governance, Environmental and Social Commitment

The following is a summary of our corporate governance, environmental, and social commitment policies and practices:

•

Separate Chair and CEO: The positions of Board Chair and Chief Executive Officer are separated, which allows our Chief Executive Officer to focus on strategic planning and execution as well as our day-to-day business operations, while allowing the Board Chair to lead the Board in its fundamental role of providing advice to and oversight of management. While our Bylaws do not require that our Board Chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

•

Majority Independent Board: A majority of the members of the Board are independent directors, as defined by Nasdaq Marketplace Rules. The Board has determined that all of the Company’s directors are independent, except Dr. Anzalone, due to his employment relationship with the Company, and Dr. Given, who is the brother of Bruce Given, the Company’s former Chief Operating Officer. Non-employee directors do not receive consulting or other fees from the Company, other than Board and Committee compensation.

•

Independent Lead Director: The Board has appointed an independent Lead Director. The Lead Director is tasked with assuring that the Board committees and other relevant issues have independent leadership.

•

Board Oversight of Risk: The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board regularly reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk for the Company.

•

Code of Conduct: All the Company’s employees, officers and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadpharma.com. The ethics policy meets the requirements of Nasdaq Marketplace Rules, as well as the code of ethics requirements of the SEC.

•	Independent Committees: The Audit and Compensation Committees consist entirely of independent directors.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

•

Regularly Held Executive Sessions: The independent directors meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.

•	Board Oversight of Strategy: The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•

Related Party Transaction Oversight: The Audit Committee reviews and approves all disclosable related-party transactions or, if the size and nature of the transaction warrants, a special committee of non-related Board members is formed to negotiate and approve the transaction.

•

Sustainability: The Company is embarking on an analysis of its environmental impact and ways in which it can operate more responsibly and sustainably. The Company is in the process of building out two research and development facilities, one in Verona, Wisconsin and the other in San Diego, California, and intends both of these facilities to be LEED certified. Additionally, the Company intends to obtain a meaningful percentage of energy used to power these facilities from solar arrays installed on the premises. The Company has been methodically minimizing its use of paper records in favor of electronic records and has a robust recycling program for paper, batteries and electronic equipment.

•

Human Capital Management: Arrowhead has a vibrant and growing culture and we are committed to the health and welfare of our employees. Our important work developing advanced drugs for patients requires a specialized and dedicated workforce. Arrowhead supports the development of our employees with a generous compensation and benefits package, internal advancement, and individualized development opportunities. We are committed to training young scientists and businesspeople and offer multiple internships and entry level positions each year. Arrowhead was voted one of the “Best Places to Work” among our small pharma peers by BioSpace, a life sciences industry hub for news and careers. Our annual voluntary turnover rate has been less than 8% for the last 3 fiscal years and our annual internal promotion rate has ranged from 10-15% annually.

•

Workforce Diversity: As of December 31, 2021, women comprise 45% of our employee workforce and 34% of our employee leaders at the level of director or above. People self-identifying as racial and ethnic minorities comprise 33% of our employee workforce and 34% of our employee leaders at the level of director or above. One of our executive officers is a member of the LGBTQ+ community.

•

Corporate Responsibility: Arrowhead is also committed to the communities in which we operate. The Company and our employees participate in multiple charitable outreach events each year, and in 2022 expect to establish a scholarship fund intended to foster scientific education for minority students.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board or any individual director can write to: Patrick O’Brien, Corporate Secretary, Arrowhead Pharmaceuticals, Inc., 177 E. Colorado, Suite 700, Pasadena, CA 91105. Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Forward the communication to the Board Chair, if addressed to the board of directors; or

•	If not addressed to, or otherwise appropriate for, any director or directors, attempt to handle the inquiry directly (for example, requests for information or stock-related matters).

Board Meetings and Committees

The Board held a total of six meetings during the fiscal year ended September 30, 2021. The Board has three standing committees: Audit Committee, Compensation Committee and Nominating Committee.

The functions of the Audit Committee are to select and oversee the independent registered public accounting firm, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls, to review the Company’s annual and quarterly reports before filing with the SEC and to review any related-party transactions. The Audit Committee met four times during fiscal 2021. The current members of the Audit Committee are William Waddill, Committee Chair, Marianne De Backer, Mauro Ferrari, Adeoye Olukotun, and Michael S. Perry. The Board has determined that all members of the Audit Committee who served during 2021 were independent directors under the rules of the SEC and the listing standards of Nasdaq Marketplace Rules and are financially literate. The Board has determined that Mr. Waddill is an “audit committee financial expert” in accordance with the applicable regulations, based on his experience as noted above. The Audit Committee Charter is available on the Company’s website at www.arrowheadpharma.com.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

The functions of the Compensation Committee are to review the goals and achievements of the Company and the Chief Executive Officer for the prior year and approve the goals of the Company and the Chief Executive Officer for the next year, to review and approve salaries, bonuses, equity awards and other benefits payable to the Company’s executive officers and to administer the Company’s equity incentive compensation plans. The Compensation Committee is specifically responsible for determining the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee reviews compensation recommendations made by the Chief Executive Officer for other senior executives of the Company and the compensation of the Chief Executive Officer at least annually; the Chief Executive Officer is not present during discussions or deliberations regarding his compensation. In fiscal 2021, the Compensation Committee engaged Compensia, Inc., a compensation consulting firm, to provide advice and guidance with regard to compensation for our NEOs. The decision to engage the consultant was not made or recommended by management and the Compensation Committee has the sole discretion to engage or change the consultant. The Compensation Committee met three times during fiscal 2021. The current members of the Compensation Committee are William Waddill, Committee Chair, Marianne De Backer, Mauro Ferrari, Adeoye Olukotun, and Michael Perry. The Board has determined that all members of the Compensation Committee are independent directors under the listing rules of Nasdaq Marketplace Rules. The Compensation Committee’s charter is available on the Company’s website at www.arrowheadpharma.com. The Compensation Committee has not delegated any of its responsibilities or authorities granted under its charter.

The Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The Nominating Committee met three times during fiscal 2021. The current members of the Nominating Committee are Marianne De Backer, Committee Chair, Mauro Ferrari, Douglass Given, Adeoye Olukotun, Michael Perry and William Waddill. For as long as Dr. Given does not meet independence criteria nominations are made by a majority of the independent directors without the participation of Dr. Given. The Nominating Committee’s charter is available on the Company’s website at www.arrowheadpharma.com. The Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations and the wishes of the Board members to be re-nominated, the Nominating Committee recommends to the Board whether those individuals should be re-nominated.

On at least an annual basis, the Nominating Committee reviews with the Board whether it believes the Board would benefit from adding new members and, if so, the appropriate skills and characteristics required for any new members. If the Board determines that a new member would be beneficial, the Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nominating Committee (or the Committee Chair) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with candidates are scheduled with Nominating Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nominating Committee may nominate a candidate to the Board for election.

Candidates for independent Board member positions are identified through recommendations from directors or others associated with the Company, as well as through a formal search process managed by a third-party search firm. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nominating Committee pursuant to the procedures, set forth above, for communication with the Board. As described above, our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director to be considered by stockholders at a meeting, including requirements as to the timing, form and content of a stockholder’s notice.

The Nominating Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all directors should share qualities such as governance and business experience at the corporate level, relevant non-competitive experience and strong communication and analytical skills. Independent directors must meet the criteria for independence set forth by Nasdaq and, as applicable, the SEC. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall mix of skills, backgrounds and characteristics of the Board and the needs of the Company. During any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.

The Nominating Committee assesses its effectiveness in achieving its goal of building a diverse board as part of its annual assessment of the composition of the Board.

In 2018, the Board established a Science Committee to review and advise on science topics of interest to the Company. The current members of the committee are Mauro Ferrari, Committee Co-Chair, Adeoye Olukotun, Committee Co-Chair, Douglass Given, and Marianne De Backer.

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2022 PROXY STATEMENT    Proposal One — Election of Directors

No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during fiscal 2021, and (ii) the total number of meetings held by all committees of the Board during fiscal 2021 on which such person served, in each case during the period in which such person served on the Board or committee.

In addition, all of the directors then serving on the Board attended the virtual 2021 Annual Meeting of Stockholders. It is the Company’s policy to encourage, but not require, that all directors attend our annual stockholder meetings.

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2022 PROXY STATEMENT    Director Compensation

Director Compensation

Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. For 2021, the Company maintained the structure of director compensation it adopted in 2019 to provide a base retainer for each director with higher base retainers for service by the Board Chair and the Lead Independent Director. The Company provides additional retainers for committee service with higher retainers for committee leadership. The Compensation Committee believes the structure aligns compensation according to specific leadership and committee service contributions by each director.

The following table sets forth the total compensation paid to our non-employee directors in fiscal 2021. Dr. Anzalone’s compensation is set forth in the discussion of Executive Compensation and in the Summary Compensation Table.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)

Douglass Given (3)	$185,000	$728,935	$913,935

Michael S. Perry	$80,000	$690,570	$770,570

Mauro Ferrari	$73,750	$690,570	$764,320

William Waddill	$78,750	$690,570	$769,320

Marianne De Backer	$73,750	$690,570	$764,320

Adeoye Olukotun	$75,000	$690,570	$765,570

(1)	This column represents the total grant date fair value, computed in accordance with ASC 718, of restricted stock units granted during fiscal year 2021 for each director.

(2)	The RSUs granted to non-employee directors vest one year from the date of grant.

(3)	Dr. Given’s fees earned in cash include his annual fees of $85,000 and cash compensation relating to a special board project of $100,000.

As of the last day of fiscal year 2021, the directors held the following outstanding restricted stock unit grants in the aggregate: Douglass Given — 9,500 restricted stock units; Michael S. Perry — 9,000 restricted stock units; Mauro Ferrari — 9,000 restricted stock units; William Waddill — 9,000 restricted stock units; Marianne De Backer — 9,000 restricted stock units; and Adeoye Olukoton — 9,000 restricted stock units.

Vote Required; Recommendation of the Board

The nominees listed above receiving more “FOR” votes than “AGAINST” votes, assuming a quorum is present, will be elected tas directors to serve until their terms expire or until their successors have been duly elected and qualified. Because directors are elected by a majority of votes cast, abstentions from voting and broker non-votes will be excluded from the vote and will have no effect on its outcome.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL ONE.

13

2022 PROXY STATEMENT    Proposal Two — Advisory Vote to Approve Executive Compensation

Proposal Two — Advisory Vote to Approve Executive Compensation

The compensation paid to our Named Executive Officers (“NEOs”) is described below in the Compensation Discussion and Analysis of this proxy statement for the year ended September 30, 2021. The Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as set forth in the compensation tables and narrative discussion, is hereby APPROVED.”

Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our NEOs.

The Board has adopted a policy providing for annual advisory votes to approve executive compensation. Unless the Board modifies its policy on the frequency of holding advisory votes to approve executive compensation, the next such advisory vote will occur in 2023.

Vote Required; Recommendation of the Board

Proposal Two must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

14

2022 PROXY STATEMENT    Proposal Three — Approval of the Arrowhead Pharmaceuticals, Inc. Non-Employee Director Compensation Plan

Proposal Three — Approval of the Arrowhead Pharmaceuticals, Inc. Non-Employee Director Compensation Plan

Background Regarding Requested Stockholder Action

In February 2021, a derivative action was brought in the Court of Chancery in Delaware, suing our directors, purportedly on behalf of us, for damages as a result of their alleged breaches of their fiduciary duties by granting and accepting allegedly excessive and unfair compensation in each of 2019, 2020, and 2021.

In late 2021, the plaintiffs and the director defendants negotiated the terms of a settlement that requires us, among other things, to limit non-employee director compensation for a five year period to the 60th percentile of the mean per-director compensation package paid by our peer companies. In this Proposal Three, we are seeking stockholder approval of our non-employee director compensation plan in a manner consistent with the terms of the settlement.

The director defendants have vigorously denied, and continue to vigorously deny, all allegations of wrongdoing, fault, liability or cognizable damage to the Company, and believe that they acted properly at all times. The director defendants agreed to the settlement solely because they deemed it desirable that the claims against them in the action be settled and dismissed with prejudice in order to, among other things, (i) avoid the substantial expense, inconvenience and distraction of continued litigation, and (ii) avoid any possibility of a finding of liability, however remote, and finally put to rest the claims asserted against them.

Requested Stockholder Approval

The Board believes that stockholder approval of the non-employee director compensation plan included as Exhibit A to this proxy statement (the “Plan”) is in the best interests of the Company and our stockholders because it allows us to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. We believe that the compensation proposed to be paid to non-employee directors pursuant to the Plan is reasonable and appropriate and in line with market practice, appropriately compensates our non-employee directors for services as non-employee directors, and aligns the interests of non-employee directors with those of the Company and our stockholders. We are asking our stockholders to approve the Plan which, if approved, shall continue to apply until otherwise modified by our Board. If the Plan is not approved by our stockholders, we will not provide our non-employee directors with compensation under the Plan until such time, if any, as stockholder approval of a subsequent similar proposal is obtained, and instead will compensate our non-employee directors in the manner outlined in the settlement and described above. We believe this will have an adverse effect on our ability to attract and retain qualified directors to our board of directors.

Summary of the Plan

The purpose of the Plan is to provide a compensation package that enables the Company to attract and retain high-caliber directors and aligns their interests with the interests of the Company’s stockholders.

Eligibility

The Plan apples to all members of the Board who are not employees or officers of the Company. All six of our current non-employee directors are eligible to receive compensation under the Plan.

Director Pay Limit

Under the Plan, on an annual basis, the Compensation Committee’s independent compensation consultant will conduct an analysis on non-employee director compensation practices at a group of peer companies, including an assessment of the mean per-director annual compensation package paid by each peer company. The list of peer companies will be approved annually and will include at least fifteen companies that are appropriate peers for the Company’s size (e.g., market capitalization, revenue, employee count) and competitive environment for directors. In general, the value of the mean per-director compensation paid under the Plan each year cannot exceed the mean per-director compensation package paid by the peer company representing the 60th percentile; provided, however, that if a majority of stockholders approve this Proposal Three, then if, in any year, the Company’s 3-year total stockholder return (TSR) as calculated by the Compensation Committee’s independent compensation consultant exceeds the 3-year TSR of the peer company representing the 60th

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2022 PROXY STATEMENT    Proposal Three — Approval of the Arrowhead Pharmaceuticals, Inc. Non-Employee Director Compensation Plan

percentile when ranked by 3-year TSR, the non-employee director pay limit described in this paragraph for the next following year will be increased to correspond to the mean per-director compensation package paid by the peer company representing the percentile of the mean per-director compensation package paid by each of the peer companies that is equivalent to the percentile rank of the Company relative to the peer companies when ranked by 3-year TSR for such prior year. For fiscal year 2022, because the Company’s 3-year TSR for fiscal year 2021 ranks at the 95th percentile of the Company’s 2021 peer group the mean per-director compensation paid under the Plan, if approved will not exceed $782,956.

Cash and Equity Retainers

On an annual basis, the Board, with the assistance of the Compensation Committee, will determine the value of cash and equity retainers paid to the non-employee members of the Board, which need not be the same for every director and which may take into account service as non-executive chair or lead independent director and/or service as chair or as a member on one or more committees of the Board; provided that the mean per-director compensation shall not exceed the limit on such compensation as determined in accordance with the procedures described above under the section titled Director Pay Limit. For fiscal year 2022, the cash and equity retainers consist of $475,700 in average value per non-executive director unless the Plan is approved.

Non-Employee Director Compensation Plan Benefits

Except for our non-employee directors, no other person is eligible to participate in the Plan. While the compensation to be paid under the Plan will be made in accordance with the terms described above, the specific amounts that will be received by our non-employee directors under the Plan will depend on a number of factors, including the annual determination of the non-employee director compensation limit, and, with respect to the equity component, the market price of our common stock.

The average cash and equity compensation that will be paid to our current non-employee directors for their period of service in 2022 if the Plan is approved, to the extent ascertainable, is $782,956.

Certain Interests of Directors

In considering the recommendation of the Board with respect to this Proposal Three, stockholders should be aware that certain of our non-employee directors have certain interests, which may present them with conflicts of interest in connection with this proposal.

Vote Required; Recommendation of the Board

Proposal Three must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

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2022 PROXY STATEMENT    Executive Compensation

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of Arrowhead’s executive compensation program and should not be understood to be statements of management’s expectations or guidance. Arrowhead cautions investors not to apply these statements to other contexts. Fiscal years are denoted as fiscal years, all other year references refer to calendar years.

This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers (our “NEOs”). During fiscal 2021, these individuals were:

•	Christopher Anzalone, our President and Chief Executive Officer (our “CEO”);

•	Kenneth Myszkowski, our Chief Financial Officer (our “CFO”);

•	Patrick O’Brien, our General Counsel, Corporate Secretary, and Chief Compliance Officer (our “GC”);

•	Javier San Martin, our Chief Medical Officer (our “CMO”);

•	James Hamilton, our Senior Vice-President, Discovery and Translational Medicine; and

•	James Hassard, our former Chief Commercial Officer (our “CCO”).

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2021. It also provides an overview of our executive compensation philosophy and objectives and summarizes our executive compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2021 including the key factors that the Compensation Committee considered in determining their compensation.

Our Company

We develop medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, our therapies trigger the RNA interference mechanism to induce rapid, deep and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

Arrowhead is focused on developing innovative drugs for diseases with a genetic basis, typically characterized by the overproduction of one or more proteins. The depth and versatility of our RNAi technologies enable us to potentially address conditions in virtually any therapeutic area and pursue disease targets that are not otherwise addressable by small molecules and biologics.

2021 Business Highlights

•

Executed an agreement with GlaxoSmithKline (“GSK”) under which GSK will develop and commercialize ARO-HSD, being developed as a treatment for patients with alcohol-related and non-alcohol related liver diseases, such as nonalcoholic steatohepatitis, which includes a $120 million upfront payment, $320 million in potential development milestones, $590 million in potential sales-related milestones and tiered royalties on net product sales.

•

Executed and closed an agreement with Horizon Therapeutics (“Horizon”) under which Arrowhead and Horizon will collaborate to develop ARO-XDH, being developed as a treatment for patients with uncontrolled gout, which included a $40 million upfront payment, $660 in potential development, regulatory and commercial milestones and royalties in the low-to-mid-teens on net product sales.

•

Janssen Pharmaceuticals, Inc. (“Janssen”) disclosed that it is collaborating with Arrowhead on JNJ-75220795, being developed to reduce expression in the liver of patatin like phospholipase domain containing 3 (PNPLA3) as a potential treatment for patients with non-alcoholic steatohepatitis (“NASH”). Earned a $10 million option exercise fee from Janssen in connection with Janssen’s option to develop and commercialize JNJ-75220795, and a further $10 million milestone payment from Janssen after Janssen dosed the fifth patient in a Phase 1 clinical study of JNJ-75220795.

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2022 PROXY STATEMENT    Executive Compensation

•	Was granted Breakthrough Therapy Designation by the FDA for ARO-AAT, being developed for the treatment of the rare genetic liver disease associated with alpha-1 antitrypsin deficiency.

•

Reported interim results on ARO-AAT, ARO-APOC3, being developed for the treatment of patients with hypertriglyceridemia, severe hypertriglyceridemia and familial chylomicronemia syndrome, ARO-HSD, and ARO-HIF2, being developed as a treatment for patients with clear cell renal cell carcinoma.

•

Presented pre-clinical data on ARO-DUX4, Arrowhead’s first muscle-targeted investigational RNAi therapeutic candidate which is being developed as a treatment for facioscapulohumeral muscular dystrophy, which data suggests that ARO-DUX4 achieved good target engagement which led to a downstream beneficial physiological change, and which may support advancement into clinical studies.

•

Dosed the first patient in AROAPOC3-2001, a Phase 2b clinical study of ARO-APOC3 in adults with severe hypertriglyceridemia, and the first patient in AROAPOC3-2002, a Phase 2b clinical study of ARO-APOC3 in adults with mixed dyslipidemia.

•	Dosed the first patient in AROANG3-2001, a Phase 2b clinical study of ARO-ANG3, being developed as a treatment for patients with mixed dyslipidemia.

•	Filed an application for clearance to begin Phase 1/2a clinical trials of ARO-C3.

•

Executed and closed on the acquisition of 13.06 acres of land in Verona, Wisconsin which we intend to use to construct a manufacturing facility and related process development and analytical laboratories.

•	Ended fiscal 2021 with $613 million in cash and investments; and

•	Achieved a three-year total stockholder return (“TSR”) at the 100th percentile of our peer group as measured in November 2020.

Business Development

GlaxoSmithKline

In November 2021, Arrowhead entered into an exclusive license agreement with GSK to develop and commercialize ARO-HSD, a Phase 2 investigational therapy in development to treat NASH.

Under the terms of the agreement, GSK has the exclusive right to develop, obtain regulatory approval for and commercialize ARO-HSD. Arrowhead is eligible to receive a $120 million upfront payment, $320 million in potential development milestones, $590 million in potential sales-related milestones and tiered royalties on net product sales.

Horizon

In June 2021, Arrowhead entered into a global collaboration and license agreement with Horizon to develop and commercialize ARO-XDH, a discovery-stage therapy in development to treat uncontrolled gout.

Under the terms of the agreement, Arrowhead will conduct all activities through preclinical stages of development of the therapeutic. Horizon will receive a worldwide exclusive license to the therapeutic and will be wholly responsible for clinical development and commercialization. Arrowhead has received $40 million as an upfront payment from Horizon and is eligible to receive up to $660 million in potential development, regulatory and commercial milestones, and is further eligible to receive royalties in the low- to mid-teens range on net product sales.

Platform

In fiscal 2021, Arrowhead continued to develop and deploy our Targeted RNAi Molecule platform (“TRiM™) to identify and develop new therapeutics, including ARO-DUX4. TRiM™ utilizes ligand-mediated delivery and is designed to enable tissue-specific targeting, while being structurally simple. The TRiM™ platform is designed to offer several potential competitive advantages including:

•	A more sophisticated RNAi trigger selection and screening process that identifies potent sequences rapidly in locations that RNAi competitors may miss;

•	Multiple routes of administration including subcutaneous, intravenous and inhaled;

•	Faster time to clinical candidates;

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2022 PROXY STATEMENT    Executive Compensation

•	Optimal pharmacologic activity and long duration-of-effect;

•	Potentially wide safety margins;

•	Simplified manufacturing at reduced cost; and

•	The promise of taking RNAi to tissues beyond the liver.

Pipeline

We are focused on developing innovative drugs for diseases with a genetic basis, typically characterized by the overproduction of one or more proteins. The depth and versatility of our RNAi technologies enable us to address conditions in virtually any therapeutic area and pursue disease targets that are not otherwise addressable by small molecules and biologics.

The timing of our planned and already filed clinical trial applications (“CTA”) discussed below are based on calendar years, not fiscal years.

Clinical Stage Candidates

ARO-ANG3 is designed to reduce production of angiopoietin-like protein 3 (“ANGPTL3”), a liver synthesized inhibitor of lipoprotein lipase and endothelial lipase. ANGPTL3 inhibition has been shown to lower serum LDL, serum and liver triglyceride and has genetic validation as a novel target for cardiovascular disease.

•	2017: Target identified.

•	2018: Filed for regulatory clearance to begin a Phase 1 study.

•

2019: Clinical trial commenced. Initial results from AROANG1001 presented at the 2019 Global Summit on Cardiology and Heart Diseases and the November 2019 American Heart Association meeting. Key data include:

•	Dose dependent reductions in serum ANGPTL3 (mean maximum reduction ranging from 55% in the 35 mg cohort to 83% in the 300 mg cohort), which were maintained through the end of the study.

•

Dose dependent reduction in triglycerides and VLDL-C (mean maximum triglyceride reduction ranging from 31% in the 35 mg cohort and 66% in the 200 mg cohort and mean maximum VLDL-C ranging from 30% in the 35 mg cohort to 65% in the 200 mg cohort). Reductions in trig2lycerides and VLDL-C in the 200 mg and 300 mg cohorts were maintained through end of study.

•	2020: Completed planned enrollment in AROANG1001 and published additional preliminary data.

•	2021: Dosed the first patient in AROANG3-2001, a Phase 2b clinical study.

ARO-APOC3 is designed to reduce production of Apolipoprotein C-III (apoC-III), a component of triglyceride rich lipoproteins (“TRLs”) including VLDL and chylomicrons and a key regulator of triglyceride metabolism. Arrowhead believes that knocking down the hepatic production of apoC-III may result in reduced VLDL synthesis and assembly, enhanced breakdown of TRLs and better clearance of VLDL and chylomicron remnants.

•	2017: Target identified.

•

2019: Clinical trial commenced. Initial results from AROAPOC31001 presented at the 2019 Global Summit on Cardiology and Heart Diseases and the November 2019 American Heart Association meeting. Key data include:

•	Dose dependent reductions in serum APOC3 (mean maximum reduction ranging from 72% in the 10 mg cohort to 94% in the 100 mg cohort), which were maintained through the end of the study.

•

Dose dependent reduction in triglycerides and VLDL-C (mean maximum triglyceride reduction ranging from 53% in the 10 mg cohort and 64% in the 100 mg cohort and mean maximum VLDL-C ranging from 53% in the 10 mg cohort to 68% in the 50 mg cohort). These reductions were maintained through the end of study.

•	2020: Completed planned enrollment in AROAPOC31001 and published additional preliminary data.

•

2021: Dosed the first patient in AROAPOC3-2001, a Phase 2b clinical study in adults with severe hypertriglyceridemia, and the first patient in AROAPOC3-2002, a Phase 2b clinical study in adults with mixed dyslipidemia. Reported interim results demonstrating that (a) in patients with familial chylomicronemia syndrome (“FCS”) as compared to NON-FCS patients, safety parameters were similar and comparable and similar levels of APOC3 and changes in key lipid parameters were observed and (b) in patients with severe hypertriglyceridemia (“sHTG”), ARO-APOC3 was well tolerated, and consistently decreased APOC3, TG, and non-HDL-C, and increased HDL-C, independent of underlying genetic cause of HTG.

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2022 PROXY STATEMENT    Executive Compensation

ARO-ENaC is an orally inhaled investigational RNAi therapeutic being developed as a treatment for patients with cystic fibrosis

•	2020: Investigational New Drug application (“IND”) filed and Phase 1/2a clinical trial commenced.

•

2021: Voluntarily paused further dosing in our Phase 1/2 trial after receiving preliminary information from an ongoing chronic toxicology study in rats that contained unexpected signals of local lung inflammation.

ARO-HIF2 is being developed as a treatment for patients with clear cell renal cell carcinoma (“ccRCC”). ccRCC is one of the most common forms of kidney cancer. Most patients with ccRCC have a mutation in the Von Hippel-Lindau gene, rendering them unable to degrade HIF-2a, which leads to accumulation during tumor hypoxia and promotes tumor growth.

•	2019: IND filed.

•	2020: Commenced patient enrollment in a Phase 1 study.

•

2021: Reported interim results showing that HIF2 has been well-tolerated to-date and demonstrating (a) reductions in HIF2a in 7 of 9 patients who had tumor samples which could be evaluated and (b) some potentially early signs of efficacy in at least one patient.

ARO-C3 is designed to reduce production of complement component 3 as a potential treatment for various complement mediated diseases.

•	2021: Filed an application for clearance to begin Phase 1/2a clinical trials.

Partnered Programs

ARO-AAT is a clinical-stage RNAi therapeutic candidate for the treatment of liver disease associated with alpha-1 antitrypsin deficiency. ARO-AAT is designed to knock down the Alpha-1 antitrypsin (“AAT”) gene transcript and reduce the hepatic production of the mutant AAT protein. ARO-AAT is a next-generation subcutaneously administered compound that follows a previous generation AAT compound ARC-AAT.

•	2017: ARO-AAT nominated; CTA filed.

•	2018: Clinical trial commenced. Initial results from AROAAT1001 were presented in November 2018 at The Liver Meeting®, the Annual Meeting of the AASLD. Key data include:

•	Three monthly doses of 300 mg ARO-AAT led to reductions in serum alpha-1 antitrypsin to below the level of quantitation in 100% of subjects.

•	Reductions were sustained for greater than 14 weeks indicating that quarterly or less frequent dosing appears feasible.

•	Single and multiple doses of ARO-AAT appeared to be well-tolerated at all doses tested.

•	2019: One phase 2/3 and one Phase 2 trial were initiated (enrolling concurrently):

•

SEQUOIA, a potentially pivotal multi-center, multi-dose, placebo-controlled, adaptive Phase 2/3 study to evaluate the safety, efficacy and tolerability of ARO-AAT, administered subcutaneously to patients with alpha-1 antitrypsin deficiency

•

AROAAT2002, a pilot open-label, multi-dose, Phase 2 study to assess changes in a novel histological activity scale in response to ARO-AAT over time in patients with alpha-1 antitrypsin deficiency associated liver disease.

•

2020: Presented new clinical data showing ARO-AAT strongly reduced the production of mutant Z-AAT protein and led to improvements in multiple biomarkers of alpha-1 liver disease; Signed an agreement with Takeda to co-develop and co-commercialize ARO-AAT earning a $300 million up-front payment and $740 million in potential milestone payments, as well as a 50/50 profit sharing agreement in the United States, and 20-25% royalties on sales outside of the United States.

•

2021: Granted Breakthrough Therapy Designation. Reported interim clinical data showing that ARO-AAT reduced the production of Z-AAT protein, reduced histological globule burden, improved liver fibrosis and improved biomarkers of liver health.

JNJ-3989 (formerly ARO-HBV) is an RNAi therapeutic candidate for the treatment of chronic hepatitis B infection with the goal of achieving a functional cure. JNJ-3989 (ARO-HBV) is a next-generation subcutaneously administered compound that follows previous generation HBV compounds ARC-520 and ARC-521.

•	2017: JNJ-3989 (ARO-HBV) nominated; CTA filed.

•	2018: Clinical trial commenced. Clinical data presented at the World Gastroenterologists Summit and at the AASLD Liver Meeting® 2018 demonstrating:

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2022 PROXY STATEMENT    Executive Compensation

•	Mean HBsAg reduction of -1.9 Log10 (-98.7%) with a range of -1.3 Log10 (-95.0%) to -3.8 Log10 (-99.98%).

•	JNJ-3989 (ARO-HBV) appeared to be well-tolerated at monthly doses up to 400 mg.

•

2018: Signed a license agreement with Janssen Pharmaceuticals, Inc., part of the Janssen Pharmaceuticals Companies of Johnson & Johnson, for JNJ-3989 (ARO-HBV) and a collaboration agreement for up to three RNAi therapeutic candidates that use our proprietary TRiM™ platform against new targets to be selected by Janssen.

•	The total potential deal value is approximately $3.7 billion plus royalties on commercial sales.

•

Received $175 million as an upfront payment and received $75 million in the form of an equity investment by Johnson & Johnson Innovation — JJDC, Inc., at a premium price of $23.00 per share of Arrowhead common stock.

•

2019: Arrowhead initiated dosing in the triple combination cohort (cohort 12) in its ongoing Phase 1/2 study of JNJ-3989 (ARO-HBV) earning a $25 million milestone payment. Arrowhead earned an additional $25 million milestone payment following the initiation of dosing in Janssen’s phase 2b study of JNJ-3989 (ARO-HBV).

•

2021: Janssen presented clinical data from REEF-1, a Phase 2b study of different combination regimens, including JNJ-3989, and/or JNJ-56136379 (JNJ-6379), and a nucleos(t)ide analog (NA) for the treatment of chronic hepatitis B virus infection (CHB). The data showed that all regimens in the study were generally well tolerated and had a favorable safety profile, and a dose dependent response, with the following results for the JNJ-3989 200 mg (highest dose) arm at Week 48: (a) 19.1% of patients met the primary endpoint (NA stopping criteria (ALT less than 3 times upper limit of normal, HBV DNA less than the lower limit of quantitation, HBeAg negative, and HBsAg less than 10 IU/mL)) and (b) 74.7% of patients achieving HBsAg <100 IU/mL.

Olpasiran (formerly AMG 890 and ARO-LPA) is designed to reduce production of apolipoprotein A, a key component of lipoprotein(a), which has been genetically linked with increased risk of cardiovascular diseases, independent of cholesterol and LDL levels.

•	2016: Amgen, Inc. (“Amgen”) acquired a worldwide, exclusive license to develop and commercialize AMG 890 (ARO-LPA).

•	2018: Amgen administered the first dose of olpasiran (AMG 890 / ARO-LPA) in a Phase 1 clinical study, which earned Arrowhead a $10 million milestone payment.

•	2020: Amgen administered the first dose of olpasiran (AMG 890 / ARO-LPA) in a Phase 2 clinical study, which earned Arrowhead a $20 million milestone payment.

JNJ-75220795 is being developed as a potential treatment for nonalcoholic steatohepatitis (“NASH”). JNJ-75220795 is designed to reduce expression in the liver of patatin like phospholipase domain containing 3 (PNPLA3).

•	2018: Entered into a research collaboration and option agreement with Janssen, which resulted in collaboration on JNJ-75220795.

•

2019: Janssen selected one of its three potential targets under the 2018 collaboration agreement and Arrowhead is developing a drug, JNJ-75220795 (formerly referred to as ARO-JNJ1), under the collaboration.

•

2021: Janssen disclosed that it is collaborating with Arrowhead on JNJ-75220795 and dosed the first patients in a phase 1 clinical trial. Earned a $10 million option exercise fee from Janssen in connection with Janssen’s option to develop and commercialize JNJ-75220795, and a further $10 million milestone payment from Janssen after Janssen dosed the fifth patient in a Phase 1 clinical study of JNJ-75220795.

ARO-HSD is being developed as a treatment for patients with alcohol related and nonalcohol related liver diseases such as NASH. ARO-HSD is designed to reduce the production of HSD17B13, a member of the hydroxysteroid dehydrogenase family involved in the metabolism of hormones, fatty acids and bile acids. Published genetic data indicate a loss of function mutation in HSD17B13 provides strong protection against alcoholic hepatitis, cirrhosis and NASH. This genetic validation gives us confidence about the target gene.

•	2019: Clinical trial application filed.

•	2020: Dosed first patients in a Phase 1/2 clinical study.

•

2021: Entered into exclusive license agreement with GSK. Reported interim results showing that ARO-HSD was well-tolerated in patients, dose-dependent pharmacodynamic effect on hepatic HSD17B13 mRNA in all patients, Hepatic HSD17B13 protein level reduction at all ARO-HSD dose levels, with multiple measurements below the assay’s lower limit of quantitation, Decreases in ALT and AST at doses of 100 mg ARO-HSD and greater, liver fat reductions on MRI-PDFF in 9 of 18 patients, reduction in liver stiffness (kPa) on FibroScan in 6 of 17 patients and that pharmacodynamic effect was not impacted by HSD17B13 (rs72613567, T>TA) or PNPLA3 (rs738409, C>G) mutations.

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2022 PROXY STATEMENT    Executive Compensation

ARO-XDH is being developed as a treatment for patients with uncontrolled gout. ARO-XDH is designed to reduce the production of xanthine dehydrogenase.

•	2021: Entered into global collaboration and license agreement with Horizon.

Candidates in Development

ARO-Lung2 is being developed against an undisclosed target as a potential treatment for chronic obstructive pulmonary disorder (COPD).

ARO-COV is being developed to address the current novel coronavirus that causes COVID-19 and other possible future pulmonary-borne pathogens.

ARO-DUX4 is Arrowhead’s first muscle-targeted investigational RNAi therapeutic candidate, which is designed to target the gene that encodes human double homeobox 4 (“DUX4”) protein as a potential treatment for patients with facioscapulohumeral muscular dystrophy (“FSHD”). FSHD is an autosomal dominant disease associated with the failure to maintain complete epigenetic suppression of DUX4 expression in differentiated skeletal muscle, leading to overexpression of DUX4, which is myotoxic and can lead to muscle degeneration.

•

2021: Presented pre-clinical data which suggests that ARO-DUX4 achieved good target engagement which led to a downstream beneficial physiological change, and which may support advancement into clinical studies.

Financial Results

•	Revenue — Generated revenue of $138.3 million, compared to revenues of $88.0 million in fiscal 2020 and $168 million in fiscal 2019;

•	Net Loss — Recorded net loss of $140.8 million, compared to net loss of $84.6 million in fiscal 2020 and net income of $68.0 million in fiscal 2019;

•	Net Loss Per Share — Recorded net loss per share (diluted) of $1.36, compared to net loss per share (diluted) of $0.84 in fiscal 2020 and net income per share (diluted) of $0.69 in fiscal 2019;

•	Cash at end of fiscal 2021 — Cash and investments of cash totaled $613 million at September 30, 2021; and

•

Total Stockholder Return — Achieved a three-year total stockholder return (“TSR”) at the 100th percentile of our peer group as measured in November 2020. Since 2016, our stockholder return has compared exceptionally well against relevant indices.

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2022 PROXY STATEMENT    Executive Compensation

The comparisons in the above graph are based on historical data and are not intended to forecast the possible future performance of our common stock.

Executive Compensation Highlights

Aggressive Performance Fueled by Incentives

The Compensation Committee expects and has observed aggressive performance from the executive management team as evidenced by stellar stockholder return as compared against major indices and our peer group. Our philosophy has been to fuel this expectation with reasonably aggressive incentive compensation, and in particular to offer substantial incentive compensation to our CEO that is 100% at risk if we do not see aggressive corporate performance. For fiscal years 2021 and 2022, we have tightened the requirement such that the most substantial component of our CEO compensation, his equity award, is realized only if stockholders realize sustainable commensurate value in their holdings. Based on our overall operating environment and these results, the Compensation Committee took the following key actions and maintained key policies with respect to the compensation of our NEOs for fiscal 2021:

•	Base Salary — Approved base salary increases of up to 3% for our current NEOs.

•

Annual Incentive Compensation — Approved annual cash bonuses for fiscal 2021 of up to 120% of target annual cash incentive compensation opportunities, including an annual cash bonus for our CEO in the amount of $845,000, equal to 100% of his target annual cash incentive compensation opportunity.

•

Equity Compensation — Granted our CEO a long-term incentive compensation opportunity in the form of a performance-based restricted stock unit (“PRSU”) award. The original CEO PRSU award would have vested based on eight equally weighted, pre-established performance milestones. Each of the eight tranches had a grant date fair value of $7.7 million. Based on stockholder feedback, however, in December 2021, the Compensation Committee and our CEO modified the CEO PRSU award to change the performance milestones to milestones that are purely based on increases in Arrowhead’s market capitalization. The modification did not result in any incremental fair value associated with the PRSU award. The Compensation Committee also granted our other NEOs long-term incentive compensation opportunities in the form of time-based restricted stock unit (“RSU”) awards that may be settled for shares of our common stock with grant date values ranging from $3.8 million to $4.6 million. The awards vest in four equal annual installments beginning in 2023. A minimum three-year vesting is required for time-based equity awards granted to our other executive officers.

•

Clawback Policy — Maintained a clawback policy allowing Arrowhead to recover compensation from any executive officer should our Board of Directors determine that a material misstatement of our financial statements was due to fraud, negligence or intentional misconduct by any executive officer of Arrowhead.

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2022 PROXY STATEMENT    Executive Compensation

•	Ownership Guidelines — Maintained the achievement of stock ownership guidelines of six times his annual base salary for our CEO and twice the annual base salary for our CFO.

•

“Double Trigger” Feature for Acceleration of Equity Awards — Maintained the agreements for outstanding equity awards granted to our CEO pursuant to our 2004 Equity Incentive Plan and our 2013 and 2021 Incentive Plans to provide that, upon a change in control of Arrowhead, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (a “double-trigger” arrangement).

Advisory Vote to Approve Named Executive Officer Compensation

At our 2021 Annual Meeting of Stockholders in March 2021, we conducted a non-binding stockholder advisory vote to approve the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders did not approve the Say-on-Pay proposal with a majority of votes. Based on feedback from our stockholders, we believe the primary reason for the failure of the 2021 Say-On-Pay vote was a concern that the performance milestones associated with our CEO PRSU may not result in commensurate increase in stockholder value.

We believe that our incentive compensation package for our CEO should be an aggressive, performance-based award, and acknowledge the concerns of our stockholders that the link between the value of our current and future CEO PRSU awards could be more clearly linked to stockholder return. Accordingly, we have taken steps to address these stockholder concerns:

•

The performance-based equity award granted to our CEO for 2021, as described in further detail below, consists of successive milestones that are solely based on an increase in market capitalization that are sustained over time. Thus, the grant is in direct alignment with the investment goals of our stockholders.

•

We have, in agreement with our CEO, reformulated the previous 2020 CEO PRSU award to require, in addition to the current vesting milestones, that the award vests only if at the time of certification of milestone performance our market capitalization has increased from the date the award was granted. This additional provision, or “trigger,” ensures the alignment between achievement of the performance goals under the award and an increase in stockholder value.

•

We have continued the practice of awarding 100% performance-based equity awards for our CEO. No component of our CEO equity compensation structure results in the vesting of an award to our CEO without the achievement of performance goals tied directly to stockholder value creation.

The reformulation of our CEO equity compensation program is entirely unique among our peer group in that it fully aligns the interests of our CEO and our stockholders. While our incentive compensation package for our CEO remains aggressive, the overwhelming majority of our CEO’s compensation is attained only if stockholders realize a commensurate benefit. No component of the equity compensation granted to our CEO is solely time-based, and every vesting opportunity requires the delivery of stockholder value.

Additionally, we:

•

Maintained the following compensation practices in our executive compensation program: minimum vesting requirements; a compensation recovery (“clawback”) policy, double-trigger acceleration of equity awards for our CEO; and stock ownership guidelines for our CEO and CFO;

•	Achieved aggressive corporate performance goals in fiscal 2021 and fiscal 2020;

•	Continued to perform exceedingly well in comparison to relevant stock market indices; and

•	Delivered three-year Total Stockholder Return (“TSR”) that was at the 100th percentile of our peer group as measured in November 2020.

At our 2019 Annual Meeting of Stockholders, we asked our stockholders to recommend the frequency of future stockholder advisory votes on the compensation of our NEOs. Stockholders recommended an annual non-binding vote, and we are following that recommendation.

We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers. The Compensation Committee is committed to being responsive to stockholder feedback regarding our executive compensation program, policies, and practices, including concerns expressed through the Say-on-Pay vote.

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2022 PROXY STATEMENT    Executive Compensation

Pay-for-Performance Analysis

We believe our executive compensation program is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a significant portion of our executive officers’ target total direct compensation opportunity is both performance-based and “at-risk.”

We emphasize performance-based compensation that appropriately rewards our executive officers, including our NEOs, through two separate compensation elements:

•

First, we provide the opportunity to participate in our annual incentive compensation plan which provides cash payments if they produce short-term financial, operational, and strategic results that meet or exceed the objectives set forth each year in our annual operating plan.

•

In addition, we grant equity awards as long-term incentive compensation. For our CEO in fiscal 2021, as described above, this award is to be earned based entirely on the achievement of pre-established corporate market capitalization performance objectives that are substantial and designed to drive our financial and operational performance and long-term growth, and, in the case of our other executive officers, are either dependent on the future appreciation in value of our common stock or are subject to the risk of fluctuations in the value of our common stock and, therefore, are “at risk.”

The pay mix for our CEO for each of the last three fiscal years illustrates the ongoing emphasis on our performance-based compensation philosophy:

We believe that, ultimately, the creation of sustainable long-term stockholder value will depend on our ability to successfully bring to market the products we develop or partner with strategic collaborators to bring them to market. Consequently, the Compensation Committee strives to incent our executive officers to create that value through the discovery and development of a robust and attractive pipeline of drug candidates. To achieve that end, our executive compensation program is designed to provide incentives that facilitate these efforts. Particularly for our CEO, the Compensation Committee has awarded performance -based equity awards directly linked to market-based objectives. The Compensation Committee closely tracks the progress against these objectives and, in conjunction with our full Board of Directors, ensures the objectives are met using sound, ethical business practices before certifying performance achievement of the awards.

To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years and our total stockholder return over this period.

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2022 PROXY STATEMENT    Executive Compensation

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

WHAT WE DO	WHAT WE DON’T DO

✓  Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors.

✓  Retain an Independent Compensation Advisor. The Compensation Committee engaged its own compensation advisor to provide information and analysis with its fiscal 2021 compensation review, and other advice on executive compensation independent of management. This consultant performed no consulting or other services for us in fiscal 2021.

✓  Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

✓  Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on our performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders.

✓  CEO Equity Awards Require Increased Stockholder Value. The outstanding PRSU awards granted to our CEO were either issued to require, or have been revised to require, the demonstration of increased stockholder value before the awards are certified.

✓  Stock Ownership Policy. We maintain a stock ownership policy that requires our CEO and CFO to maintain a minimum ownership level of our common stock.

✓  Compensation Recovery (“Clawback”) Policy. We have established a clawback policy allowing us to recover compensation should our Board of Directors determine that a material misstatement of our financial statements was due to fraud, negligence or intentional misconduct by any executive officer of the Company.

✓  Conduct an Annual Stockholder Advisory Vote on NEO Compensation. We conduct an annual stockholder advisory vote on the compensation of our NEOs.

✓  Use a Pay-for-Performance Philosophy. The majority of our CEO’s compensation is directly linked to demonstrating stockholder return; we also structure target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of our CEO’s and each additional executive officer’s target total direct compensation dependent upon our stock price and/or total stockholder return.

✓  “Double Trigger” Feature for Acceleration of CEO Equity Awards — The outstanding equity awards granted to our CEO pursuant to our 2013 Incentive Plan and 2021 Incentive Plan provide that, upon a change in control of the Company, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (a “double-trigger” arrangement).

✘  No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

✘  No Perquisites. Currently, we do not provide perquisites or other personal benefits to our executive officers.

✘  No Special Welfare or Health Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, except for a premium for life insurance for our CEO.

✘  No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

✘  No Hedging and Limit on Pledging of Our Equity Securities. We prohibit our employees, executive officers and the non-employee members of our Board of Directors from hedging our equity securities. Our board members and executive officers may pledge up to 50% of owned and vested shares with the approval of our Board of Directors.

✘  No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested RSU awards or PRSU awards.

✘  No Stock Option Re-pricing. Our employee stock plan does not permit options to purchase shares of our common stock to be repriced to a lower exercise or strike price without the approval of our stockholders.

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2022 PROXY STATEMENT    Executive Compensation

Executive Compensation Philosophy

Our executive compensation philosophy reflects our two fundamental objectives:

•	to attract, motivate and retain a highly skilled team of executives; and

•	to align our executive officers’ interests with those of our stockholders by rewarding short-term and long-term performance and aligning compensation to increases in stockholder value.

We believe that the compensation of our executive officers should be directly linked to the achievement of specific objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

•

provide a competitive total compensation package that enables us to attract, retain and motivate highly-qualified executives with the skills and experience required for the achievement of business goals;

•	promote the achievement of key strategic and financial performance measures by linking short-term and long-term compensation to the achievement of measurable goals;

•	reward significant achievements outside of pre-established goals;

•

recognize that pharmaceutical research, development and commercialization require sustained and focused effort over many years, and involve a high degree of risk and therefore balance incentives for short-term and long-term compensation;

•

employ outside compensation expertise and market data from industry peers to help assure that our compensation policies and practices are consistent with industry practice and meet our goals for our compensation program;

•	consider our cash resources and cost of capital to balance cash and equity compensation; and

•	align our executives’ incentives with the creation of stockholder value.

Executive Compensation Program Design

Our practice is to combine a mixture of compensation elements that balance achievement of our short-term goals with our longer-term performance. Currently, our executive compensation program consists of three principal elements:

•	base salary;

•	an annual incentive compensation opportunity; and

•	long-term incentive compensation in the form of equity awards.

We believe that cash compensation in the form of base salary and an annual incentive compensation opportunity provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation in the form of RSU and PRSU awards that may be settled for shares of our common stock, and options to purchase shares of our common stock, align the objectives of our executive officers with those of our stockholders with respect to long-term performance and success. We have agreed with our CEO that certification of all outstanding CEO PRSU awards will only occur if our market capitalization has increased from the date of the award.

The Compensation Committee takes into consideration, among other things, our financial and working capital condition when approving performance objectives and making compensation decisions for our executive officers. Since we seek to invest our cash prudently and do not have marketed products, overall target total direct compensation opportunities are weighted more heavily toward long-term incentive compensation in the form of equity awards. Thus, a significant portion of each executive officer’s target total direct compensation is “at risk,” and dependent on the increase in the value of our common stock. The Compensation Committee periodically reassesses the appropriate weighting of cash and equity compensation.

In the case of long-term incentive compensation, typically the Compensation Committee designs these awards to vest, or be earned, over a multi-year period, meaning that long-term value creation, contrasted with short-term gain, presents the best opportunity for our executive officers to benefit from their awards.

We do not maintain a specific policy on the percentage allocation between short-term and long-term incentive compensation elements.

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2022 PROXY STATEMENT    Executive Compensation

Governance of Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our Board of Directors. The Compensation Committee has overall responsibility for overseeing our compensation and benefits philosophy and policies generally, overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and our other executive officers, and ensuring that the target total direct compensation opportunities of our executive officers, including our NEOs, are consistent with our compensation philosophy, policies and objectives.

The members of the Compensation Committee are appointed by our Board of Directors, and each member is an independent director (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Currently, the members of the Compensation Committee are William Waddill (Committee Chair), Marianne De Backer, Mauro Ferrari, Adeoye Olukoton and Michael Perry.

The Compensation Committee reviews our executive compensation program annually on a calendar year basis, generally in December. The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of our executive compensation program including, but not limited to, input from our CEO, the advice of an external compensation consultant (as identified below) retained by the Compensation Committee, information provided in the public filings of industry peers and industry data compiled yearly by Radford in its Global Life Sciences Survey, which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors.

The Compensation Committee relies upon the judgment of its members in making compensation decisions. In addition, the Compensation Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment. The members of the Compensation Committee have extensive experience in executive management, as well as compensation practices and policies.

Compensation-Setting Process

The Compensation Committee develops recommendations for the target total direct compensation opportunities for our executive officers, including our NEOs. The Compensation Committee does not use a single method or measure in making its compensation decisions, nor does it position compensation levels based upon a specific or target level relative to a peer group or other companies. Nonetheless, the pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

Generally, the Compensation Committee evaluates the compensation of our executive officers relative to the median of the competitive market. However, as discussed hereafter, various other factors are taken into consideration in determining our executive officers’ compensation and the Compensation Committee does not target compensation at any specific level relative to the competitive market. When reviewing our current executive compensation arrangements and approving each compensation element and the target total direct compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•	Our performance against the financial and operational objectives established by the Compensation Committee and our Board of Directors;

•

Each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•	The scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•

The performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;

•

The compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and

•	The recommendations provided by our CEO with respect to the compensation of our other executive officers.

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2022 PROXY STATEMENT    Executive Compensation

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

Role of Chief Executive Officer

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s recommendations with respect to the compensation levels for individual executive officers other than himself based on his performance evaluation of each executive officer.

The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee has the final authority to engage and terminate the engagement of any compensation consultant that it retains.

For the period from October 2018 through the present, the Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm, as its external compensation consultant (“Compensia”). Compensia assisted the Compensation Committee in its review of executive officer and non-employee director compensation practices for fiscal 2021, including the competitiveness of compensation levels, executive compensation design, comparisons with our industry peers, and other technical considerations. Such assistance included:

•	Review and update of our compensation peer group;

•	Review and analysis of the compensation arrangements for our executive officers, including our NEOs;

•	Review and analysis of the compensation arrangements for the non-employee members of our Board of Directors;

•	Review and update of the Compensation Discussion and Analysis section of our proxy statement for our 2022 Annual Meeting of Stockholders; and

•	Support on other ad hoc matters.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee and to the Compensation Committee Chair.

In 2021, Compensia did not provide any other services to us. The Compensation Committee has evaluated Compensia’s independence pursuant to the listing standards of the Nasdaq and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Compensia.

Competitive Positioning

For each of the past eight years, the Compensation Committee has directed its external compensation consultant to conduct a comparative study and report on compensation levels and practices relative to industry peers, including a competitive assessment of our executive compensation program as compared to the market data for base salaries, target total cash compensation, long-term incentive compensation and target total direct compensation. Typically, the findings of this study are presented to the Compensation Committee by the compensation consultant in conjunction with the Compensation Committee’s annual review of our executive compensation program.

Because the biotechnology sector is dynamic, the comparator group used by the Compensation Committee to assess the competitive positioning of the compensation of our executive officers is updated annually to ensure that peer companies continue to meet the established criteria. For purposes of its review of our executive compensation program in fiscal 2021, the Compensation Committee directed Compensia to update its compensation peer group reflecting the competitive market for executive talent based on the following criteria:

•	Publicly-held, pre-commercial U.S. biotechnology companies;

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•	Companies with market capitalizations between 0.33x to 3.0x our market capitalization at the time of the peer selection; and

•	Companies with between 50 to 500 employees.

The compensation peer group was selected in such a manner that our market capitalization was very near the median for all peer companies. Consideration was also given to the frequency or infrequency with which a company was identified as a peer with other peer companies. The increase in the Company’s market capitalization indicated significant redesign of the peer group for 2021.

For 2021, the compensation peer group consisted of the following companies:

ACADIA Pharmaceuticals
Acceleron Pharma	FibroGen
Allakos	Global Blood Therapeutics
Alnylam Pharmaceuticals	Ionis Pharmaceuticals
Arena Pharmaceuticals	Momenta Pharmaceuticals
bluebird bio	Novavax
BridgeBio Pharma	Reata Pharmaceuticals
Blueprint Medicines	Sarepta Therapeutics
ChemoCentryx	Twist Bioscience
CRISPR Therapeutics AG	Ultragenyx Pharmaceuticals

Allogene Therapeutics, Atara Biotherapeutics, Audentes Therapeutics, Cytokinetics, Dicerna Pharmaceuticals, Iovance Biotherapeutics, Mirata Therapeutics, MyoKardia, Sangamo Therapeutics, Tricida, Voyager Therapeutics, Xencor and Zogenix were eliminated from the peer group and ACADIA Pharmaceuticals, Alnylam Pharmaceuticals, bluebird bio, BridgeBio Pharma, ChemoCentryx, CRISPR Therapeutics AG, FibroGen, Ionis Pharmaceuticals, Momenta Pharmaceuticals, Novavax, Reata Pharmaceuticals, Sarepta Therapeutics, Twist Bioscience and Ultragenyx Pharmaceuticals were added to the peer group due to changes in our business complexity, employee base and market capitalization, as well as mergers, changes to business complexity, employee base and market capitalization among our prior peer group.

The compensation study prepared by Compensia and presented in December 2020 provided an assessment of our compensation practices as compared to industry peers. Compensation levels for our executive officers, in the aggregate, were determined to be within the range of compensation provided to similarly placed executives and consistent with our compensation philosophy.

Individual Compensation Elements

In 2021, the principal elements of our executive compensation program were as follows:

•	base salary;

•	an annual incentive compensation opportunity;

•	long-term incentive compensation in the form of equity awards;

•	welfare and health benefits; and

•	post-employment compensation arrangements.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly-talented individuals.

The initial base salaries for our executive officers were negotiated on an individual basis at the time of hire. Thereafter, using the competitive market data provided by its compensation consultant, the Compensation Committee reviews and determines adjustments to the base salaries for each of our executive officers, including our NEOs, as part of its annual executive compensation review. In addition, the base salaries of our executive officers may be adjusted by the Compensation Committee in the event of a promotion or significant change in responsibilities. Generally, the Compensation Committee sets base salaries with reference to the competitive range of the market median of our compensation peer group and applicable executive compensation survey data, as well as its assessment of the factors described in “Governance of Executive Compensation Program — Compensation-Setting Process” above.

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2022 PROXY STATEMENT    Executive Compensation

The base salaries of our NEOs for fiscal 2020 and fiscal 2021 were as follows:

Named Executive Officer	Fiscal 2021 Base Salary	Fiscal 2020 Base Salary	Percentage Adjustment

Christopher Anzalone President & CEO	$844,600	$820,000	3%

Kenneth Myszkowski Chief Financial Officer	$489,250	$475,000	3%

Patrick O’Brien General Counsel, Corp. Secretary, and Chief Compliance Officer	$484,100	$470,000	3%

Javier San Martin Chief Medical Officer	$463,500	$450,000	3%

James Hamilton Senior VP, Discovery and Translational Medicine	$432,600	$420,000	3%

James Hassard (1) Former Chief Commercial Officer	$437,750	$425,000	3%

(1)	Mr. Hassard’s employment with us terminated in August 2021.

The actual base salaries paid to our NEOs in fiscal 2021 are set forth in the “Fiscal 2021 Summary Compensation Table” below.

Annual Incentive Compensation

We provide our executive officers, including our NEOs, with the opportunity to earn performance-based annual incentive awards, payable in cash, which are designed to reward them for our overall corporate performance as well as their individual performance. Generally, our executive officers are evaluated each year for eligibility to receive an annual incentive compensation opportunity. Through a collaborative planning process involving our Board of Directors and management, corporate performance objectives are established at the beginning of each year and evaluated regularly by our Board of Directors for their continued relevance to our status.

Target Annual Incentive Award Opportunities

For purposes of the fiscal 2021 performance-based incentive awards, each of our NEOs was assigned a target annual incentive award opportunity based upon a percentage of his or her base salary. The target annual incentive award opportunities for our executive officers, including our NEOs, were recommended by our CEO (except with respect to his own target annual incentive award opportunity) based on each executive officer’s accountability, scope of responsibilities, and potential impact on our performance, and approved by the Compensation Committee. The determination of target annual incentive award opportunities was based on the factors described in “Governance of Executive Compensation Program — Compensation-Setting Process” above. Target annual incentive award opportunities did not change in fiscal 2021.

The target annual incentive award opportunities for our NEOs were as follows:

Named Executive Officer	Fiscal 2021 Target Annual Incentive Award Opportunity (as a percentage of base salary)	Fiscal 2020 Target Annual Incentive Award Opportunity (as a percentage of base salary)

Dr. Anzalone	100%	100%

Mr. Myszkowski	45%	45%

Mr. O’Brien	45%	45%

Dr. San Martin	40%	40%

Dr. Hamilton	45%	45%

Mr. Hassard (1)	40%	40%

(1)	Mr. Hassard’s employment with us terminated in August 2021.

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Performance Objectives

In determining the amount of the annual incentive award for each of our executive officers, including each of our NEOs, the Compensation Committee evaluated the corporate performance objectives that had been established at the beginning of the calendar year (as set forth below) as well as other corporate and individual achievements and performance throughout the year. These performance objectives addressed milestones for our lead products, research and development milestones for our drug pipeline and business development objectives. In December 2021, the Compensation Committee determined that we had largely achieved or exceeded our primary business objectives set for calendar 2021, as described below.

Goal	Achievement Highlights
Corporate Weight: 20% Meet certain goals related to capital formation, market capitalization; board interface with scientific leaders	Met, including some stretch goals Ended fiscal 2021 with more than $600 million cash
New Business Development Weight: 10% Meet certain goals with regard to new pharma collaborations	Met Entered a licensing agreement with GSK relating to ARO-HSD; Entered collaboration and licensing agreement with Horizon Therapeutics
Manufacturing Weight: 10% Meet certain requirements pursuant to manufacturing capabilities	Met, including stretch goals Manufactured significant percentage of needs in-house
Discovery and Early Development Weight: 25% Meet certain goals with regard to progress on our pre-clinical and early clinical programs	Met, including some stretch goals
Clinical Development Weight: 25% Meet certain goals relating to Phase 2 and 3 studies in our clinical programs.

Met, including some stretch goals

Complete enrollment for ARO-AAT Phase 2 trial

Complete ARO-AAT Phase 1/2 trial

Complete enrollment of ARO-Hif2 Phase 1/2 trial

Significant number of patients dose in two cardiometabolic trials.

Early Commercial Weight: 10% Meet certain goals for our early commercial capabilities	Met

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2022 PROXY STATEMENT    Executive Compensation

Annual Incentive Award Payments

The actual annual incentive award payments earned by our incumbent NEOs was 100% or more of their target annual incentive award opportunities. Except for the award for our CEO, these awards were recommended by our CEO and approved by the Compensation Committee based on the overall achievement of our goals, their contributions to the goals and the overall performance of each executive officer during the year. The following table sets forth the target annual incentive award opportunities, the actual award payment as a percentage of each NEO’s base salary and the actual award payment made in cash to each of our NEOs based on their performance in fiscal 2021:

Named Executive Officer	Target Annual Incentive Award Opportunity (as a percentage of base salary)	Actual Annual Incentive Award (as a percentage of base salary)	Actual Annual Incentive Award ($)

Dr. Anzalone	100%	100%	$845,000

Mr. Myszkowski	45%	47%	$231,171

Mr. O’Brien	45%	50%	$239,630

Dr. San Martin	40%	40%	$185,400

Dr. Hamilton	45%	54%	$233,604

Mr. Hassard (1)	40%	—%	$—

(1)	Mr. Hassard’s employment with us terminated in August 2021.

The annual incentive award payments made to our NEOs for fiscal 2021 are set forth in the “Fiscal 2021 Summary Compensation Table” below.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realizable value of these equity awards over time bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our NEOs, to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted to our executive officers by the Compensation Committee. The amount and forms of such equity awards are determined by the Compensation Committee after considering the factors described in “Governance of Executive Compensation Program — Compensation-Setting Process” above.

2021 Long-Term Incentive Awards

Performance-Based RSU Award for Chief Executive Officer

Annual equity awards granted to our executive officers are solely in the form of restricted stock unit (“RSU”) awards that may be settled for shares of our common stock. In the case of our CEO, the award is entirely performance-based. On January 1, 2021, Dr. Anzalone was granted a performance-based RSU (“PRSU”) award of 800,000 shares of our common stock to be earned in three installments on the achievement of the following milestones:

•	Achieve a $9 billion market capitalization and hold for two fiscal quarters (250,000 shares)

•	Achieve a $10 billion market capitalization and hold for two fiscal quarters (270,000 shares)

•	Achieve an $11 billion market capitalization and hold for two fiscal quarters (280,000 shares)

The milestones must be achieved by January 1, 2025 or the portion of the PRSU tied to each specific milestone will expire.

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2022 PROXY STATEMENT    Executive Compensation

Results from PRSU Awards Previously Granted

In fiscal 2021, the Compensation Committee certified achievement of the performance milestones and the vesting of the following PRSU awards:

Performance Goal	Achievement	No. of Shares Certified as Vested
Maintain 8 TRiM – enabled candidates in clinical trials at same time Granted 01/01/2019	Certified in October 2020	200,000 shares pursuant to a PRSU award

RSU Awards for Other Named Executive Officers

The Compensation Committee approved the following aggregate RSU awards for our NEOs for 2021:

Named Executive Officer	Restricted Stock Unit Awards (number of shares)	Restricted Stock Unit Awards ($)

Mr. Myszkowski	60,000	$4,603,800

Mr. O’Brien	60,000	$4,603,800

Dr. San Martin (1)	N/A	N/A

Dr. Hamilton	50,000	$3,836,500

Mr. Hassard (1)	N/A	N/A

(1)	Dr. San Martin and Mr. Hassard were not eligible for an equity award in fiscal 2021 under the terms of their respective employment offer letters.

The awards vest over four years in four equal installments.

The equity awards granted to our NEOs in fiscal 2021 are set forth in the “Fiscal 2021 Summary Compensation Table” and the “Fiscal 2021 Grants of Plan-Based Awards Table” below.

Welfare and Health Benefits

Our executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, life and disability insurance, in each case on the same basis as our other employees, subject to applicable law. In addition, we provide additional life insurance for our CEO for the benefit of his heirs. We also provide vacation and other paid holidays to all our employees, including our executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Our health, welfare and vacation benefits are designed to ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (“401(k) plan”) is a tax-qualified retirement savings plan, pursuant to which qualified employees, including our NEOs, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. Historically, we have made matching contributions of 100% of the first 3% of base salary and of 50% of the next 2% of base salary contributed to the plan. The value of these benefits for each of our NEOs is reflected in the “All Other Compensation” column of the “Fiscal 2021 Summary Compensation Table” below.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

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Employment Arrangements

We have entered into a written employment agreement with our CEO and have written employment offer letters with our other executive officers. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. Each of these arrangements provides for “at will” employment.

For detailed descriptions of the employment arrangements we maintained with our NEOs during fiscal 2021, see “Termination Benefits — Potential Payments Upon Termination or Change in Control” below.

Post-Employment Compensation Arrangements

We have entered into a written employment agreement with our CEO, and we also have agreements with our CFO and General Counsel that provide for certain payments and benefits in the event of certain involuntary terminations of employment. We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. These agreements are designed to provide reasonable compensation to executive officers who leave our employ under certain circumstances to facilitate their transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

The Compensation Committee does not consider the specific amounts payable under these agreements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

In addition, our 2013 Incentive Plan and our 2021 Incentive Plan each provides for the acceleration of vesting of outstanding and unvested equity awards in the event of a change in control of the Company, as defined in the plans, except as otherwise determined by our Board of Directors. However, the agreements for equity awards granted to our CEO pursuant to our 2013 Incentive Plan and our 2021 Incentive Plan provide that, upon a change in control of the Company, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (a “double-trigger” arrangement).

For detailed descriptions of the post-employment compensation arrangements we maintained with our NEOs during fiscal 2021, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Termination Benefits — Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies and Practices

Equity Awards Grant Policy

We do not have any program, plan, or obligation that requires us to grant equity awards on specified dates, although historically we have granted such awards to our existing executive officers and employees at least annually and to newly-hired employees on the commencement of their employment. We do not have any program, plan or practice to grant equity awards of our common stock to our executive officers in coordination with the release of material nonpublic information. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet other special retention or performance objectives.

Authority to grant equity awards to our employees rests with the Compensation Committee, although the Compensation Committee has delegated authority to our CEO to grant equity awards to non-executive employees within prescribed limits set by the Compensation Committee. With respect to our executive officers, except for our CEO, recommendations for equity awards are made by our CEO and reviewed and approved by the Compensation Committee.

Under the terms of our 2021 Incentive Plan, pursuant to which new equity awards are granted, the exercise price of any option to purchase shares of our common stock awarded under the plan must be equal to at least 100% of the fair market value of our common stock (which is determined based on the closing sales price of our common stock on the Nasdaq Global Market) on the date of grant.

Stock Ownership Policy

We maintain a stock ownership policy for our CEO and CFO to further align their respective interests with the interests of our stockholders, and to further promote our commitment to sound corporate governance. This policy requires our CEO to own a

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minimum number of shares of our common stock equal to a value of six times his annualized base salary and our CFO to own a minimum number of shares of our common stock equal to a value of twice his annualized base salary. Each of these executive officers has achieved the required ownership.

Compensation Recovery (“Clawback”) Policy

In December 2017, our Board of Directors adopted a compensation recovery (“clawback”) policy as follows:

“If Arrowhead Pharmaceuticals, Inc. (the “Company”) is required to materially restate any of its financial statements, the Board of Directors (the “Board”) shall assess the degree to which any fraud, negligence, or intentional misconduct by any executive officer of the Company was responsible for such restatement. If the Board determines that any executive officer was responsible for causing such restatement, the Board shall, in addition to any other lawful remedies the Board or the Company may take, seek recovery of all or a portion of the incentive compensation awarded to the executive officer for the performance period covered by the restated financial statement, provided that such recovery shall not extend to payments made more than three years prior to the date the financial record was restated. In addition, the Board may, in its absolute discretion, revoke any of the responsible executive officer’s unpaid or unvested incentive compensation outstanding as of the date of the Board’s determination of the executive officer’s responsibility for the financial restatement.”

In addition, our 2013 Incentive Plan and our 2021 Incentive Plan each provides for the recovery of awards made under the plan in accordance with any applicable compensation recovery or recoupment policy, including as required by law, regulation or national securities exchange rule.

Policy Prohibiting Hedging and Limiting Pledging

Our Insider Trading Policy prohibits our employees, our executive officers, and the non-employee members of our Board of Directors from short-term trading, options trading, trading on margin, pledging our common stock as collateral, and all hedging transactions with respect to our securities, except our board members and executive officers may pledge up to 50% owned and vested stock as collateral for a loan subject to the approval of our Board of Directors.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Prior to the US Tax Cuts and Jobs Act enacted in December of 2017 (the “US Tax Act”), compensation that satisfied conditions set forth under Section 162(m) of the Internal Revenue Code to qualify as “performance-based compensation” was not subject to a $1 million limit on deductibility, and the limit did not apply to compensation paid to the Chief Financial Officer. The US Tax Act eliminates the performance-based compensation exception and applies the limit to the Chief Financial Officer and certain former executive officers. However, it provides a transition rule with respect to remuneration provided under a written contract which was in effect on November 2, 2017 and which was not materially modified after that date. With elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and our other NEOs covered by the tax law, other than previously granted awards that comply with the transition rules. We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring our executive compensation program in a manner designed to align pay with performance.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

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Compensation Risk Assessment

In reviewing our various compensation programs, the Compensation Committee considers how our compensation policies and practices may affect our risk profile and whether such policies and practices may encourage undue risk-taking by our employees. More specifically, the Compensation Committee considers the general design philosophy of our policies and practices for our employees whose conduct would be most affected by incentives established pursuant to these compensation policies. In considering these issues, the Compensation Committee concluded that the use of a performance-based annual incentive compensation plan and long-term incentive compensation opportunities in the form of equity awards did not appear to create undue risks for us or encourage excessive risk-taking behavior on the part of our NEOs.

With respect to the annual incentive awards for our executive officers, the amount of an individual’s award depends principally on overall Company performance, as determined by the Compensation Committee, which reduces the ability and incentive for an individual to take undue risks at the expense of our performance in an effort to increase the amount of his or her annual incentive award. Our performance objectives are reviewed regularly by the Compensation Committee and our Board of Directors and are considered to be generally of the nature that promote the steady progression of our development programs and would not encourage or reward excessive risk-taking. In addition, our Board of Directors has the ability to intervene in instances where actions by our executive officers vis-à-vis Company performance objective attainment would be considered unduly risky to prevent or penalize such actions.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation

Committee of the Board of Directors

William Waddill, Committee Chair

Marianne De Backer

Mauro Ferrari

Adeoye Olukotun

Michael Perry

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2022 PROXY STATEMENT    Executive Compensation

Compensation Committee Interlocks and Insider Participation

During 2021, Dr. Perry, Dr. De Backer, Dr. Ferrari, Dr. Olukoton and Mr. Waddill served on the Compensation Committee. During fiscal year 2021 and through December 2021, there were no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

Fiscal 2021 Summary Compensation Table

The following table summarizes compensation earned for services rendered during fiscal 2021, 2020, and 2019 by our Chief Executive Officer, our Chief Financial Officer, our General Counsel, Corporate Secretary and Compliance Officer, our Chief Medical Officer, our Senior Vice President Discovery and Translational Medicine, and our former Chief Commercial Officer, collectively our “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus (S)	Stock Awards (1) ($)		Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total
Christopher Anzalone President and Chief Executive Officer	2021	837,031	—	23,019,000	(4)	845,000	2,824	24,703,855
	2020	785,625	—	12,686,000	(5)	820,000	2,892	14,294,517
	2019	674,375	—	—	(6)	1,540,000	1,889	2,216,264
Kenneth Myszkowski Chief Financial Officer	2021	484,865	—	4,603,800		231,171	13,734	5,333,570
	2020	463,750	—	5,391,550		213,750	12,802	6,081,852
	2019	422,500	—	1,055,700		251,550	11,799	1,741,549
Patrick O’Brien General Counsel, Corp. Sect. and Chief Compliance Officer	2021	479,762	—	4,603,800		239,630	13,734	5,336,926
	2020	459,100	—	4,440,100		211,500	12,802	5,123,502
	2019	422,300	—	869,400		249,444	11,799	1,552,943

Javier San Martin (7) Chief Medical Officer	2021	459,346	—	—		185,400	13,734	658,480
	2020	380,769	100,000	7,225,500		180,000	12,802	7,899,071
	2019	—	—	—		—	—	—
James Hamilton Sr. VP Discovery and Translational Medicine	2021	426,109	—	3,836,500		233,604	13,734	4,509,947
	2020	376,362	—	2,854,350		169,363	12,802	3,412,877
	2019	351,831	—	745,200		109,620	11,505	1,218,156
James Hassard (8) Chief Commercial Officer	2021	431,673	—	—		—	353,135	784,808
	2020	302,404	—	7,430,000		170,000	15,892	7,918,296
	2019	—	—	—		—	—	—

(1)

These columns represent the total grant date fair value, computed in accordance with ASC 718, of restricted stock units granted during fiscal year 2021, 2020 and 2019. The assumptions used to calculate the value of the stock underlying the restricted stock unit awards are set forth in Note 9 of the Notes to the Consolidated Financial Statements included with the Company’s Annual Report on Form 10-K.

(2)

These bonus amounts represent the amounts earned for performance under the Company’s Annual Bonus Incentive Plan during calendar year 2021, 2020 and 2019 and paid in fiscal year 2022, 2021 and 2020, respectively. The Annual Bonuses are described in more detail in the “Bonus Incentive” section.

(3)	Amounts consist of 401(k) matching contribution, as well as life insurance premiums for the benefit of each executive officer.

(4)

The amounts reported for Christopher Anzalone in the Stock Awards column reflect the grant date fair value of a January 2021 restricted stock unit award that is subject to vesting upon the achievement of specific performance conditions, as described above in the Compensation Discussion and Analysis. We determined the performance conditions that were probable and not probable of being achieved as of the grant date, as defined under applicable accounting guidance, and assigned a grant date fair value of $23,019,000 based on this evaluation. If we had determined that as of the date of the grant it was probable that 100% of the performance conditions would be achieved, we would have assigned a grant date fair value of $61,384,000 for the restricted stock units. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that Christopher Anzalone will realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additionally, in December 2021, these awards were modified to change the vesting to be subject entirely based on market capitalization-based thresholds rather than performance conditions. This modification did not result in any incremental fair value associated with the award.

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2022 PROXY STATEMENT    Executive Compensation

(5)

The amounts reported for Christopher Anzalone in the Stock Awards column reflect the grant date fair value of a January 2020 restricted stock unit award that is subject to vesting upon the achievement of specific performance conditions, as described above in the Compensation and Analysis. We determined the performance conditions that were probable and not probable of being achieved as of the grant date, as defined under applicable accounting guidance, and assigned a grant date fair value of $12,686,000 based on this evaluation. If we had determined that as of the date of the grant it was probable that 100% of the performance conditions would be achieved, we would have assigned a grant date fair value of $57,087,000 for the restricted stock units. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that Christopher Anzalone will realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additionally, in December 2021, these awards were modified to add an additional vesting requirement related to market capitalization. This modification did not result in any incremental fair value associated with the award.

(6)

The amounts reported for Christopher Anzalone in the Stock Awards column reflect the grant date fair value of a January 2019 restricted stock unit award that is subject to vesting upon the achievement of specific performance conditions, as described above in the Compensation Discussion and Analysis. We determined the performance conditions that were probable and not probable of being achieved as of the grant date, as defined under applicable accounting guidance, and assigned a grant date fair value of $0 based on this evaluation. If we had determined that as of the date of the grant it was probable that 100% of the performance conditions would be achieved, we would have assigned a grant date fair value of $7,452,000 for the restricted stock units. The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that Christopher Anzalone will realize from the awards. Whether, and to what extent, an NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(7)

Dr. San Martin’s employment with the Company began in November 2019. Dr. San Martin received a $100,000 sign on bonus and an initial equity award in fiscal 2020 and was not eligible for an additional equity award during fiscal 2021.

(8)	Mr. Hassard’s employment with us began in January 2020 and was terminated in August 2021. Mr. Hassard’s “all other compensation” includes a severance payment of $335,608.

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2022 PROXY STATEMENT    Executive Compensation

Fiscal 2021 Grants of Plan Based Awards Table

The following table sets forth cash bonus and equity grants made to the NEOs in fiscal 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value
Name	Grant Date	Target	Target
Christopher Anzalone
Cash Bonus		$845,000	—	—	—
PRSUs	1/1/2021	—	100,000	—	$7,673,000
PRSUs	1/1/2021	—	100,000	—	$7,673,000
PRSUs	1/1/2021	—	100,000	—	$7,673,000
PRSUs (4)	1/1/2021	—	100,000	—	—
PRSUs (4)	1/1/2021	—	100,000	—	—
PRSUs (4)	1/1/2021	—	100,000	—	—
PRSUs (4)	1/1/2021	—	100,000	—	—
PRSUs (4)	1/1/2021	—	100,000	—	—
Kenneth Myszkowski
Cash Bonus		$220,163	—	—	—
RSUs	1/1/2021	—	—	60,000	$4,603,800
Patrick O’Brien
Cash Bonus		$217,845	—	—	—
RSUs	1/1/2021	—	—	60,000	$4,603,800
Javier San Martin
Cash Bonus		$185,400	—	—	—
RSUs		—	—	—	—
James Hamilton
Cash Bonus		$194,670	—	—	—
RSUs	1/1/2021	—	—	50,000	$3,836,500
James Hassard (5)
Cash Bonus		—	—	—	—
RSUs		—	—	—	—

(1)

Amounts listed represent cash award targets for our NEOs in 2021. Actual payments were made in fiscal 2021 and the amounts are reported in the Summary Compensation Table above. There are no thresholds or maximum levels applicable under our annual cash incentive awards.

(2)	These RSU and PRSU are described above in the “Compensation Discussion and Analysis” under the heading “Equity Compensation”.

(3)	RSUs have various vesting parameters. The RSUs granted in 2021 vest in four equal annual installments beginning 1 year from the grant date.

(4)

We determined that as of the date of the grant it was not probable as defined under applicable accounting guidance that any of the performance vesting conditions for these PRSU awards would be achieved and assigned a grant date fair value of $0 based on this evaluation.

(5)

Mr. Hassard’s employment with us was terminated in August 2021. Under his fiscal 2021 compensation arrangements Mr. Hassard had the opportunity to receive an incentive cash bonus of 40% of his base salary.

40

2022 PROXY STATEMENT    Executive Compensation

Fiscal 2021 Outstanding Equity Awards at Fiscal Year End Table

The following table provides information, with respect to the NEOs, concerning the outstanding equity awards covering shares of the Company’s common stock as of September 30, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable) (1)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (4)
Christopher Anzalone	10/21/2011	15,000	—	4.60	10/21/2021	—	—	—	—
	2/16/2012	170,000	—	5.19	2/16/2022	—	—	—	—
	9/28/2012	40,624	—	2.62	9/28/2022	—	—	—	—
	5/6/2013	104,928	—	2.01	5/6/2023	—	—	—	—
	9/21/2013	57,755	—	4.75	9/21/2023	—	—	—	—
	2/6/2014	60,000	—	14.54	2/6/2024	—	—	—	—
	3/6/2015	300,000	—	7.75	3/6/2025	—	—	—	—
	1/1/2016	51,726	—	6.15	1/1/2026	—	—	—	—
	1/1/2020	—	—	—	—	—	—	900,000	56,187,000
	1/1/2021	—	—	—	—	—	—	800,000	49,944,000
Kenneth Myszkowski	1/1/2018	—	—	—	—	18,750	1,170,563	—	—
	1/1/2019	—	—	—	—	42,500	2,653,275	—	—
	1/1/2020	—	—	—	—	63,750	3,979,913	—	—
	1/1/2021	—	—	—	—	60,000	3,745,800	—	—
Patrick O’Brien	1/1/2016	60,000	—	6.15	1/1/2026	—	—	—	—
	1/1/2018	—	—	—	—	15,000	936,450	—	—
	1/1/2019	—	—	—	—	35,000	2,185,050	—	—
	1/1/2020	—	—	—	—	52,500	3,277,575	—	—
	1/1/2021	—	—	—	—	60,000	3,745,800	—	—
Javier San Martin	11/18/2019	—	—	—	—	112,500	7,023,375	—	—
James Hamilton	1/1/2018	—	—	—	—	12,500	780,375	—	—
	1/1/2019	—	—	—	—	30,000	1,872,900	—	—
	1/1/2020	—	—	—	—	33,750	2,107,013	—	—
	1/1/2021	—	—	—	—	50,000	3,121,500	—	—
James Hassard (5)		—	—	—	—	—	—	—	—

(1)	Options are priced at the market closing price on the date of grant. Options have various vesting parameters, but generally vest within 48 months after the award is granted.

(2)

The amounts reported for Christopher Anzalone in this column reflect the January 2020 and January 2021 awards that contain performance-based vesting conditions. These awards and their vesting conditions are described above in the “Compensation Discussion and Analysis” under the heading “Equity Compensation”.

(3)	Restricted stock units have various vesting parameters but generally vest in four equal annual installments beginning 1 year from the grant date.

(4)	Value is based on our Company’s Common Stock closing price of $62.43 on September 30, 2021.

(5)	Mr. Hassard’s employment with us was terminated in August 2021.

41

2022 PROXY STATEMENT    Executive Compensation

Fiscal 2021 Options Exercises and Stock Vested Table

The following table provides information, with respect to the NEOs, concerning options exercised or RSUs or PRSUs vested during fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Christopher Anzalone	95,510	6,712,408	200,000	11,712,000

Kenneth Myszkowski	72,671	3,782,190	61,250	4,448,588

Patrick O’Brien	90,000	7,491,114	50,000	3,631,500

Javier San Martin	—	—	37,500	2,563,500

James Hamilton	—	—	38,750	2,899,663

James Hassard	—	—	31,250	2,324,375

(1)	Value is calculated as the price of our Common Stock upon exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Value is calculated as the price of our Common Stock upon vesting, multiplied by the number of shares vested.

Termination Benefits — Potential Payments Upon Termination or Change in Control

The Company has the following severance or change of control arrangements with its NEOs:

Dr. Anzalone’s employment agreement with the Company provides that, if the Company terminates Dr. Anzalone’s employment without Cause or if Dr. Anzalone terminates his employment for Good Reason, on his date of termination, Dr. Anzalone will receive a one-time lump sum payment equal to the sum of: (i) one month of base salary and (ii) premiums for thirty (30) days of medical and dental benefits. To receive such payments Dr. Anzalone is required to execute a general release in favor of the Company.

For purposes of Dr. Anzalone’s employment agreement:

“Cause” means (i) the conviction (by trial or upon a plea of nolo contendere) of a felony or other crime involving moral turpitude or the commission of any other material act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its subsidiaries substantial public disgrace or disrepute or economic harm, (iii) the engaging of gross misconduct and the failure to cease such conduct and rectify any harm to the Company resulting therefrom within 30 days after written demand therefor by the Company identifying with reasonable particularity such conduct and harm, or (iv) any other material breach of the employment agreement by Executive and the failure to cease such breach and rectify any harm to the Company within 30 days after written demand by the Company identifying with reasonable particularity such breach and harm; and

“Good Reason” means (i) Executive’s duties, responsibilities, titles or offices are diminished as compared to those described in the employment agreement without Executive’s written consent, and the Company fails to reinstate such duties, responsibilities, titles or offices within 30 days after written demand by Executive identifying with reasonable particularity the diminishment, (ii) the relocation of Executive’s base office to an office that is more than thirty (30) highway miles from Pasadena, CA, (iii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the obligations under the employment agreement and (iv) any other material breach of this employment agreement by the Company and the failure to cease such breach and rectify any harm to Executive resulting within 30 days after written demand by Executive identifying with reasonable particularity the breach and harm.

Pursuant to his offer of employment by the Company, Mr. Myszkowski is entitled to severance pay equal to three months’ base salary plus an amount equal to the premiums on his medical and dental benefits for the same period upon termination of his employment without cause.

Pursuant to his offer of employment by the Company, Mr. O’Brien is entitled to severance pay equal to six months’ base salary upon a qualifying termination of his employment without case only upon change of control as defined in the Company’s 2013 Incentive Plan.

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2022 PROXY STATEMENT    Executive Compensation

The Company has not entered into a severance arrangement with Dr. San Martin or Dr. Hamilton. Mr. Hassard’s employment was terminated in August 2021 and the Company entered into a severance agreement with Mr. Hassard whereby he received a lump sum payment of $335,608.

Additionally, pursuant to the 2004 Equity Incentive Plan and the 2013 Incentive Plan, any unvested awards held by plan participants, including the NEOs, become fully vested upon a change of control, except as otherwise determined by the Board and except with respect to the outstanding awards held by the CEO whose awards will only become fully vested upon a qualifying termination of employment following a change of control.

The following tables set forth information regarding potential termination and change of control arrangements with our executive officers had their employment been terminated or a change in control of the Company taken place on September 30, 2021:

Termination Payments

Triggering Event	Salary ($)	Benefits ($)	Stock Awards (1)($)	Option Awards (1)($)	Total
Termination by Employer without Cause

Christopher Anzalone (2)	70,417	2,307	—	—	72,724

Kenneth Myszkowski	122,313	10,203	—	—	132,516

Patrick O’Brien	—	—	—	—	—

Javier San Martin	—	—	—	—	—

James Hamilton	—	—	—	—	—

James Hassard (3)	—	—	—	—	—

Change in Control

Christopher Anzalone (2)	—	—	—	—	—

Kenneth Myszkowski	122,313	10,203	11,549,550	—	11,682,066

Patrick O’Brien	—	—	10,144,875	—	10,144,875

Javier San Martin	—	—	7,023,375	—	7,023,375

James Hamilton	—	—	7,881,788	—	7,881,788

James Hassard (3)	—	—	—	—	—

Involuntary Termination Following a Change in Control

Christopher Anzalone	70,417	2,307	106,131,000	—	106,203,874

Patrick O’Brien	242,050	—	—	—	242,050

(1)	For stock awards the value is calculated as the number of unvested shares multiplied by the Company’s closing stock price at September 30, 2021 of $62.43.

(2)	Dr. Anzalone’s employment contract also provides for payment of the values set forth above upon his resignation for “good reason” as defined in his employment agreement.

(3)	Mr. Hassard’s employment with the Company terminated in August 2021. He entered a severance agreement and received a lump sum payment of $335,608 upon termination.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all of our employees (excluding our CEO, Dr. Anzalone), the annual total compensation of Dr. Anzalone, and the ratio of these two amounts.

43

2022 PROXY STATEMENT    Executive Compensation

Based on the fact that we had a significant number of new hires during fiscal 2021, we did not elect to use the same median employee as the prior year. Our median employee was identified using the entire population of our employees as of September 30, 2021 based on a consistently applied compensation measure, or CACM, that reasonably reflects the annual compensation of our employees. The CACM selected by us for our disclosure included annual base salary, the cash bonus amount for fiscal 2021, the grant-date fair value for stock-based awards (calculated in accordance with requirements for the Summary Compensation Table), and welfare and health benefits for fiscal 2021.

Based on the CACM methodology described above, we identified the median employee and calculated the fiscal 2021 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the Summary Compensation Table. The median of the annual total compensation of all our employees was $168,720. Dr. Anzalone’s fiscal 2021 annual total compensation as disclosed in the Fiscal 2021 Summary Compensation Table was $24,703,855. As a result, our CEO to median employee pay ratio for fiscal 2021 is 146:1. This represents an increase from the 2020 ratio of 48:1 primarily due to the PRSU awards granted to Dr. Anzalone that were deemed probable of achievement at the grant date, in accordance with ASC 718.

This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our compensation committee for compensation-related decisions.

44

2022 PROXY STATEMENT    Proposal Four — Ratification of Appointment of Independent Auditors

Proposal Four — Ratification of Appointment of Independent Auditors

Our Audit Committee, with the ratification of our Board, selected the accounting firm of Rose, Snyder & Jacobs, LLP (“RS&J”) as the Company’s independent auditors for the fiscal year ending September 30, 2022, and that selection is now being submitted to the stockholders.

A representative of RS&J is expected to be available at the Annual Meeting to respond to appropriate stockholder questions or make any other statements such representative deems appropriate.

Stockholders are not required to ratify the appointment of RS&J as our independent auditor. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain RS&J. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required; Recommendation of the Board

In order to be ratified, Proposal Four must be approved by the Required Vote, assuming a quorum is present. For this purpose, abstentions will be counted as a vote against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

45

2022 PROXY STATEMENT    Audit Fees

Audit Fees

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, RS&J, may potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, detailed to the particular service or category of services to be rendered and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis. All engagements of our independent registered public accounting firm in 2021 and 2020 were pre-approved by the audit committee.

The following table sets forth the aggregate audit fees billed and expected to be billed by RS&J for the indicated fiscal year and the fees billed by RS&J for all other services rendered during the indicated fiscal year:

	Year Ended September 30,
	2021	2020

Audit fees (1)	$295,400	$226,000

Audit-related fees (2)	70,250	163,000

Tax Fees	—	—

All other fees	—	—

Total	$365,650	$389,000

(1)	Fees invoiced by RS&J include year-end audit and periodic reviews of Forms 10-Q and 10-K.

(2)	Fees invoiced by RS&J related to Comfort Letters and Consents for financings and registration statements, and other agreed-upon procedures.

46

2022 PROXY STATEMENT    Report of the Audit Committee

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal 2021, which include the consolidated balance sheets of the Company as of September 30, 2021 and September 30, 2020, and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended September 30, 2021, September 30, 2020 and September 30, 2019, and the notes thereto.

Composition. At September 30, 2021, the Audit Committee of the Board was comprised of five directors and operates under a written charter adopted by the Board. The members of the Audit Committee were William Waddill, Marianne De Backer, Mauro Ferrari, Adeoye Olukotun and Michael S. Perry. All members of the Audit Committee were “independent,” as defined in Rule 10A-3 under the Exchange Act and Rule 5605(c) of the Nasdaq Marketplace Rules, and are financially literate.

Responsibilities. The responsibilities of the Audit Committee include engaging an accounting firm as the Company’s independent registered public accounting firm. Management has primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and independent registered public accounting firm. On November 19, 2021, the Audit Committee consisted of William Waddill, Marianne De Backer, Mauro Ferrari, Adeoye Olukotun and Michael S. Perry. On that date, the Audit Committee met separately to review the Company’s consolidated audited financial statements and held discussions with management and RS&J. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The members of the Audit Committee discussed with RS&J matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed the firm’s independence with RS&J.

Conclusion. Based upon the Audit Committee’s review of the financial statements and discussions with management and RS&J, the Audit Committee’s review of the representations of management and the report of RS&J to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC.

This report is submitted by the Audit Committee of the Board.

William Waddill, Committee Chair

Marianne De Backer

Mauro Ferrari

Adeoye Olukotun

Michael S. Perry

47

2022 PROXY STATEMENT    Voting Securities of Principal Stockholders and Management

Voting Securities of Principal Stockholders and Management

The following table sets forth the beneficial ownership of the Company’s Common Stock as of January 10, 2022, by (i) each of the NEOs named in the table under “Executive Compensation and Related Information,” (ii) each director, (iii) all current directors and executive officers as a group, and (iv) the holders of greater than 5% of our total shares outstanding known to us. Unless otherwise specified in the footnotes to the table below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable, and the address of each stockholder is c/o Arrowhead Pharmaceuticals, Inc., 177 E. Colorado Blvd, Suite 700, Pasadena, CA, 91105 unless otherwise indicated.

	Number and Percentage of Shares Beneficially Owned (1)
	Shares	Percentage

5% Beneficial Owners

BlackRock Inc (2) 55 East 52nd Street, New York, NY 10055	12,563,132	12.2%

The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	9,281,551	9.0%

Named Executive Officers and Directors

Christopher Anzalone (4)	2,519,055	2.4%

Kenneth Myszkowski	295,255	*

Patrick O’Brien	191,375	*

Javier San Martin	36,000	*

James Hamilton	25,625	*

Douglass Given	136,243	*

Michael S. Perry	85,500	*

Mauro Ferrari	36,751	*

William Waddill	25,750	*

Marianne De Backer	17,000	*

Adeoye Olukotun	4,950	*

All Executive Officers and Directors as a group (11 persons)	3,373,324	3.2%

*	Less than 1%

(1)

Based on 105,425,034 shares of Common Stock issued and outstanding as of January 10, 2022. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 10, 2022, or within sixty days of such date are treated as outstanding only when determining the percentage owned by such individual and when determining the percentage owned by a group.

(2)

Based on Amendment No. 3 to Schedule 13G/A filed January 27, 2021 by BlackRock Inc.. According to Amendment No. 3, BlackRock Inc. has sole voting power and sole dispositive power over 12,403,468 shares and 12,563,132 shares, respectively, and has shared voting power and shared dispositive power over 0 shares and 0 shares, respectively.

(3)

Based on Amendment No. 2 to Schedule 13G/A filed February 10, 2021. According to Amendment No. 2, The Vanguard Group has sole voting power and sole dispositive power over 0 and 8,968,890 shares, respectively, and has shared voting power and shared dispositive power over 231,805 shares and 312,561 shares, respectively.

(4)	Includes 761,421 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 10, 2022.

48

2022 PROXY STATEMENT    Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of September 30, 2021 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

	Equity Compensation Plan Information
	Number of Shares to be Issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	5,728,524	$13.09	8,013,790

Equity compensation plans not approved by security holders (2)	1,559,565	$36.59	—

Total	7,288,089	$19.60	8,013,790

(1)

Includes options outstanding representing 429,141, 2,066,533 and 3,000 shares of Common Stock under the 2004 Equity Incentive Plan, the 2013 Incentive Plan, and the 2021 Incentive Plan, respectively. Also includes 3,159,450 and 70,400 restricted stock units subject to the 2013 Incentive Plan and the 2021 Incentive Plan, respectively.

(2)	Includes 957,565 inducement option grants and 602,000 inducement restricted stock unit grants issued to newly hired employees.

Current Executive Officers of the Registrant

The names, ages and positions of our current executive officers serving as of January 10, 2022 are provided below. Biographical information regarding these officers is set forth under the following table, except for Dr. Anzalone, whose biography is set forth above with our other directors.

Name	Age	Position with Arrowhead

Christopher Anzalone	52	Chief Executive Officer & President and Director

Kenneth A. Myszkowski	55	Chief Financial Officer

Javier San Martin	56	Chief Medical Officer

James Hamilton	44	Senior Vice President, Discovery and Translational Medicine

Patrick O’Brien	58	General Counsel, Corporate Secretary, and Chief Compliance Officer

Kenneth A. Myszkowski, Chief Financial Officer, joined the Company in 2009. Prior to joining Arrowhead, Mr. Myszkowski served as the corporate controller for Broadwind Energy, a public energy company which provides products and services to the wind energy industry. Previous to his position at Broadwind, Mr. Myszkowski was controller for Epcor USA, the U.S. headquarters for Epcor Utilities, Inc., a public energy company. Prior to Epcor, Mr. Myszkowski was controller for two start-up ventures: NanoInk, specializing in Dip Pen Nanolithography, a nanofabrication technology, and Delphion, which provided on-line tools for intellectual property research. Mr. Myszkowski also held several corporate roles at FMC Corporation and Premark International, both Fortune 500 conglomerates. He began his career in the audit practice of Arthur Andersen & Co. in Chicago, Illinois. Mr. Myszkowski received his undergraduate degree from the University of Illinois, and his MBA from the University of Chicago Booth School of Business. He is a certified public accountant.

49

2022 PROXY STATEMENT    Equity Compensation Plan Information

Patrick C. O’Brien, General Counsel, Corporate Secretary, and Chief Compliance Officer, joined the Company in December 2014. Mr. O’Brien has practiced in the healthcare legal field for over 25 years. Before joining the Company, from 2012 to 2014, Mr. O’Brien was with Shire, as global pharmaceutical company, where he was Group Vice President, Law. Immediately prior to working with Shire he was a partner with the international law firm of Holland & Knight LLP in its Washington, DC office. In 2010, Mr. O’Brien co-founded the law firm O’Brien Gould PLLC which joined Holland & Knight in 2011. From 2009 to 2010, Mr. O’Brien was a partner in Burke O’Neil LLC. From 2001 to 2009, Mr. O’Brien served in several legal roles with Johnson & Johnson, including serving as Vice President of Law for J&J’s Centocor Ortho-Biotech unit. Mr. O’Brien previously served as Regulatory Counsel with the United States Food & Drug Administration. Mr. O’Brien was awarded a BS in Pharmacy and a PharmD from the University of Arizona before completing a residency in Clinical Pharmacy with the University of Illinois at Chicago Hospital. He was also awarded his JD from the University of Arizona.

Javier San Martin, Chief Medical Officer, joined the Company in November 2019. Dr. San Martin previously served as Senior Vice President and Head of Global Clinical Development at Ultragenyx from 2013 until November 2019. At Ultragenyx he led the development of burosumab, a novel drug for the treatment of X-Linked Hypophosphatemia approved across major regions including the United States, the European Union, and Canada. Before his tenure at Ultragenyx, he served as Senior Vice President of Clinical Development at Alder Biopharmaceuticals, where he was responsible for managing the medical, regulatory, and clinical operations group focused on early clinical programs. From 2006 to 2011, Dr. San Martin was a Global Development Leader at Amgen, Inc., where he was responsible for two major development programs. He directed the romosozumab clinical program through the end of phase II, and before that, was responsible for the development and approval of denosumab, the largest branded anti-osteoporosis treatment for postmenopausal osteoporosis and the first monoclonal antibody to address a very prevalent disease treated by primary care physicians. Prior to his time at Amgen, he spent seven years at Eli Lilly and Company, supporting late stage clinical development as well as medical affairs activities, including the successful launch of Evista and Forteo. He received his medical degree from the University of Buenos Aires Medical School and completed his residence in internal medicine at CEMIC University Hospital in Buenos Aires, Argentina, serving as Chief Resident, and, thereafter, as Attending Physician responsible for the internal medicine ward.

James Hamilton, Senior Vice President, Discovery & Translational Medicine, joined the Company in 2014. He is responsible for target discovery as well as non-clinical and early clinical development. Previously, Dr. Hamilton served as Vice President, Clinical Development, responsible for clinical strategy, clinical trial design and execution including early translational and mid-stage development of all Arrowhead programs. He is experienced in multiple disease areas including virology, hepatology, cardiovascular disease, rare disease and oncology. Dr. Hamilton led the clinical development of ARO-HBV (now JNJ-3989), which was licensed to Janssen Pharmaceuticals. In parallel, Dr. Hamilton served as Head of Corporate Development and led Arrowhead’s in-licensing transaction of Novartis’ RNAi assets, as well as the out-licensing of ARO-LPA (now AMG890) to Amgen and the ARO-AAT partnership with Takeda. Dr. Hamilton started his employment at Arrowhead as Medical Director and Head of Corporate development. He holds both MD and MBA degrees from The Ohio State University. He is a licensed physician and completed residency training with board certification in emergency medicine.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the Common Stock) are required to file with the SEC reports of ownership, and changes in ownership, of Common Stock. Based solely on a review of the reports filed with the SEC or representations that no form was required, the Company believes that, during the fiscal year ended September 30, 2021, all of its officers, directors and significant stockholders timely filed all required reports under Section 16(a), except that, due to administrative error, Patrick O’Brien disclosed late the transfer of 800 shares of Arrowhead stock donated on December 4, 2020, which was reported on a Form 4 filed on January 7, 2022.

50

2022 PROXY STATEMENT    Review and Approval of Related-Party Transactions

Review and Approval of Related-Party Transactions

Our Board has adopted written policies and procedures for the review and approval of related-party transactions and has delegated to the Audit Committee the authority to review and approve the material terms of any proposed related-party transactions. To the extent that a proposed related-party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter may also be considered by the other disinterested directors.

Pursuant to our Code of Business Conduct and Ethics and our Corporate Governance Committee Charter, each of our officers, directors and employees must disclose related-party transactions to our Board. In order to avoid conflicts of interest, our executive officers and directors may not acquire any ownership interest in any supplier, customer or competitor (other than nominal amounts of stock in publicly traded companies), enter into any consulting or employment relationship with any customer, supplier or competitor, or engage in any outside business activity that is competitive with any of our businesses, without first disclosing the proposed transaction. After the proposed transaction has been disclosed, a determination will be made by our Board or Audit Committee as to what course to follow, depending on the nature or extent of the conflict. Furthermore, our executive officers and directors may not serve on any board of directors of any customer, supplier or competitor unless such board service has been disclosed to us and approved by our Board.

In determining whether to approve or ratify a related-party transaction, the Board and/or Committee may consider, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Board or Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related party in connection with its approval of any transaction. Any transactions involving the compensation of executive officers, however, are reviewed and approved by the Compensation Committee. If a related-party transaction will be ongoing, the Audit Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit Committee reviews and assesses the ongoing relationship with each related party to see that it is in compliance with the Audit Committee’s guidelines and that the related-party transaction remains appropriate.

51

2022 PROXY STATEMENT    Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions, and Director Independence

As of September 30, 2021, a majority of the members of the Board are independent directors, as defined by the Nasdaq Marketplace Rules. The Board has determined that all of the Company’s directors are independent, except Dr. Anzalone, the Company’s Chief Executive Officer, and Dr. Douglass Given, the brother of the Company’s former Chief Operating Officer. Non-employee directors do not receive consulting, legal or other fees from the Company, other than Board compensation.

Vincent Anzalone is the Company’s Vice President, Investor Relations and the brother of Christopher Anzalone, the Company’s Chief Executive Officer. Vincent Anzalone earned base salary and bonus of $300,810 during fiscal year 2021. His current base salary is $259,771. In January 2021, Mr. Anzalone was awarded 15,000 restricted stock units, and this award vests in four annual tranches from the grant date. The grant date fair value of this award is $1,150,950.

Annual Report on Form 10-K

The Company will mail, without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2021 including the financial statements, schedules and a list of exhibits. Requests should be sent to Arrowhead Pharmaceuticals, Inc., 177 E. Colorado Blvd., Suite 700, Pasadena, CA 91105, Attn: Corporate Secretary, Phone (626) 304-3400.

Stockholders Sharing the Same Address

We may satisfy SEC rules regarding delivery of proxy statements including the proxy statement, annual report and Notice, by delivering a single Notice and, if applicable, a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one Notice, and if applicable, a single set of proxy materials to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our Notice and/or other proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the Notice and/or other proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Notice, and if applicable, other proxy materials either now or in the future, please contact us at the address provided below. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a Notice and, if applicable, other proxy materials either now or in the future, please contact your brokerage firm or bank.

Arrowhead Pharmaceuticals, Inc.

177 E. Colorado Blvd., Suite 700

Pasadena CA 91105

Attn: Corporate Secretary

Phone (626) 304-3400

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Patrick O’Brien
Patrick O’Brien,
Secretary
Pasadena, California
January 26, 2022

52

2022 PROXY STATEMENT    Exhibit A

Exhibit A

ARROWHEAD PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

53

2022 PROXY STATEMENT    Exhibit A

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The purpose of this Non-Employee Director Compensation Policy (this “Policy”) Arrowhead Pharmaceuticals, Inc. (the “Company”), is to provide a compensation package that enables the Company to attract and retain high-caliber directors and aligns their interests with the interests of the Company’s stockholders.

1. Eligibility

The Policy applies to all members of the Company’s Board of Directors (the “Board”) who are not employees or officers of the Company or its subsidiaries. Directors who are employees or officers of the Company or its subsidiaries do not receive compensation for their service on the Board.

2. Director Pay Limit

On an annual basis, the Compensation Committee will retain an independent compensation consultant (the “Consultant”) to conduct an analysis and prepare a report on non-employee director compensation practices at a group of peer companies (the “Peer Companies”), which shall include an assessment of the mean per-director annual compensation package (including annual retainer, meeting fees, annual equity awards, etc.) paid by each of the Peer Companies (excluding directors who served less than a full year). The Peer Companies will be approved annually by the Compensation Committee based on a recommendation from the Consultant, and will include at least fifteen companies that are appropriate for the Company’s size (e.g., market capitalization, revenue, employee count) and competitive environment for executives and directors.

The value of the mean per-director compensation paid to the non-employee members of the Board (excluding for purposes of this calculation directors who serve less than the full year) each year as reported in the Company’s annual proxy statement may not exceed the mean per-director compensation package paid by the Peer Company representing the 60th percentile of the mean per-director compensation package paid by each of the Peer Companies, as reported by the Consultant. For 2022, this limit was determined to be $475,700.

Notwithstanding the forgoing, to the extent approved by a majority vote of the Company’s stockholders at the Company’s 2022 Annual Meeting (or such later date as determined by the Company), if, in any year, the Company’s 3-year total shareholder return (TSR) (as calculated by the Consultant) exceeds the 3-year TSR of the Peer Company representing the 60th percentile of the Peer Companies when ranked by 3-year TSR, the non-employee director pay limit described in this paragraph for the next following year shall be increased to correspond to the mean per-director compensation package paid by the Peer Company representing the percentile of the mean per-director compensation package paid by each of the Peer Companies that is equivalent to the percentile rank of the Company relative to the Peer Companies when ranked by 3-year TSR for such prior year.

3. Cash and Equity Retainers

On an annual basis, the Board, with the assistance of the Compensation Committee, will determine the value of cash and equity retainers paid to the non-employee members of the Board, which need not be the same for every director and which may take into account service as non-executive chair or lead independent director and/or service as chair or as a member on one or more committees of the Board; provided that the mean per-director compensation shall not exceed the limit on such compensation as determined in accordance with the procedures described above.

4. Administration

The Board, with the assistance of the Compensation Committee, administers the Policy and may amend the Policy at any time in its sole discretion; provided, however, that the Policy will be reviewed on an annual basis in consultation with an independent compensation consultant.

Policy adopted on January 24, 2022

54

ARROWHEAD PHARMACEUTICALS, INC. 177 EAST COLORADO BLVD, SUITE 700 PASADENA, CA 91105
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/ARWR2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D66586-P65348 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
ARROWHEAD PHARMACEUTICALS, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees: For Against Abstain
1a. Douglass Given The Board of Directors recommends you vote FOR For Against Abstain proposals 2, 3, and 4:
1b. Michael S. Perry 2. To approve, in an advisory (non-binding) vote, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation 1c. Christopher Anzalone S-K, including the compensation tables and narrative discussion.
1d. Marianne De Backer 3. To approve the Arrowhead Pharmaceuticals, Inc. Non- Employee Director Compensation Plan.
1e. Mauro Ferrari 4. To ratify the selection of Rose, Snyder & Jacobs LLP as independent auditors of the Company for the fiscal year ending September 30, 2022.
1f. Adeoye Olukotun
1g. William Waddill NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
D66587-P65348
ARROWHEAD PHARMACEUTICALS, INC. Annual Meeting of Stockholders March 17, 2022 10:00 AM, PT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Christopher Anzalone and Patrick O’Brien or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARROWHEAD PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PT on March 17, 2022, online at www.virtualshareholdermeeting.com/ARWR2022, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side